SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 6, 2003

                        EWORLDMEDIA HOLDINGS, INC.
            (Exact Name of Registrant as Specified in Charter)


NEVADA                        0-14047             04-2392188
(State or Other Jurisdiction  (Commission         (IRS Employer
of Incorporation)             File Number)        Identification No.)

620 NEWPORT CENTER DRIVE, 11th FLOOR, NEWPORT BEACH, CA     92660
 (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (949) 718-0999

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     (a)  On November 1, 2002, eWorldMedia Holdings, Inc. (formerly
Tropical Leisure Resorts, Inc.) (hereinafter the "Parent Company") entered into a Stock-For-Stock Exchange Agreement (the "Agreement") with eWorldMedia, Inc., a Nevada corporation (the "Subsidiary"). The closing for the Agreement took place on January 6, 2003, and the parties agreed to make the closing effective December 31, 2002. As a result of the closing, Scott Hosking resigned as a director and officer of the Parent Company; Ronald C. Touchard was appointed a director, president, and CEO of the Parent Company; Henning D. Morales was appointed a director and executive vice-president of the Parent Company; and Allen N. Kimble was appointed secretary, treasurer, and CFO of the Parent Company. The appointment of Mr. Touchard and Mr. Morales as directors was designated by the Subsidiary as provided in the Agreement. Also at closing, Scott Hosking canceled 19,000,000 shares of the Parent Company owned by him at closing, and agreed to cancel 1,000,000 shares on February 7, 2003. The shareholders of the Subsidiary exchanged 82.13% of the outstanding shares of the Subsidiary for approximately 80% of the stock of the Parent Company. Immediately prior to closing, the Parent Company had 22,750,000 shares outstanding. At January 9, 2003, the Parent Company had 15,005,500 common shares outstanding, which number included the cancellation of the 19,000,000 shares by Mr. Hosking, the issuance of 10,455,500 shares at closing to the shareholders of the Subsidiary, and the issuance of 800,000 shares to employees or consultants of the Subsidiary following the closing.

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     As a result of the closing of this transaction, a change of control of the Parent Company occurred. Ronald C. Touchard and Henning D. Morales are deemed to have acquired control of the Parent Company by virtue of their appointment as directors and the exchange of their shares in the Subsidiary for shares of the Parent. In addition, the principal shareholders of the Company have changed. The following table sets forth certain information concerning the ownership of the Parent Company common stock as of January 7, 2003, of each person who is known to the Parent Company to be the beneficial owner of more than 5% of the Parent Company common stock, all directors and executive officers, and the Parent Company directors and executive officers as a group:

                                   Amount and Nature
Name and Address                   of Beneficial            Percentage
Of Beneficial Owner                Ownership                Ownership
-------------------                -----------------        ----------
Ronald C. Touchard                 2,100,000(1)             14.0%
11 Marble Sands
Newport Beach, CA 92660

Ronald C. Touchard,                5,689,500(1)             37.9%
Proxy

Henning D. Morales                 1,400,000(2)             9.3%
16755 Scottsdale Avenue
Riverside, CA  92504

Allen Kimble                       500,000(3)               3.3%
49 Parrell Ave.
Foothill Ranch, CA 92610

Directors and                      7,689,500                51.24%
Executive Officers
as a Group (3 persons)

G. Richard Burnett                 1,173,500(4)             7.6%
6402 McLeod Dr.
Suite #2
Las Vegas, NV 89120

Robert Hagopian                    2,470,000(5)             15.5%
29 Las Casas
San Rafael, CA 94901

First Reserve Corporation          1,220,000(6)             7.6%
29 Las Casas
San Rafael, CA  94901

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Pacific Prime Asset Management, Inc.  1,100,000(7)          7.3%
29 Las Casas
San Rafael, CA  94901
________
     (1) This number includes 2,000,000 shares in the name of Mr. Touchard and 100,000 shares in the name of Mrs. Touchard, with whom he is deemed to share beneficial ownership of the shares. Mrs. Touchard has granted a voting proxy for her shares to Mr. Touchard. In addition, Mr. Touchard has proxies to vote an additional 5,589,500 shares and is deemed to share beneficial ownership of these shares with the record owners of the shares.
     (2) Mr. Morales has granted to Mr. Touchard a proxy to vote these 1,400,000 shares held directly by Mr. Morales. Mr. Morales and Mr. Touchard are deemed to share beneficial ownership of these shares by virtue of the proxy.
     (3) Mr. Kimble shares beneficial ownership of these shares with his wife. Mr. Kimble has also granted to Mr. Touchard a proxy to vote these shares. Mr. Kimble and Mr. Touchard are deemed to share beneficial ownership of these shares by virtue of the proxy.
     (4) Mr. Burnett shares beneficial ownership of 773,500 of these shares with members of his family. He is also entitled to receive 400,000 shares as performance bonuses under his employment contract with the Subsidiary. These additional shares may be earned within the next sixty days and are therefore included in this table. Mr. Burnett has also granted to Mr. Touchard a proxy to vote the 330,000 shares beneficially owned by Mr. Burnett. Mr. Burnett and Mr. Touchard are deemed to share beneficial ownership of these shares by virtue of the proxy.
     (5) Of these total shares, First Reserve Corporation, a company believed to be controlled by Mr. Hagopian, owns 250,000 of the shares, and Pacific Prime Asset Management, Inc., another company believed to be controlled by Mr. Hagopian, owns 1,100,000 shares. Also, First Reserve Corporation has options to purchase 970,000 shares of the Parent Company which are immediately exercisable and are therefore considered to be outstanding for purposed of computing the percentage interest held by Mr. Hagopian.
     (6) These shares are included in the stock beneficially owned by Robert Hagopian above.
     (7) These shares are included in the stock beneficially owned by Robert Hagopian above.

ITEM 2.  ACQUISITION OF ASSETS

     As a result of the closing of the Agreement on January 6, 2003, the Parent Company exchanged 10,455,500 shares of its common stock for a like number of outstanding shares of the Subsidiary by which the Parent Company acquired approximately 82.13% of the outstanding shares of the Subsidiary. As a result of the transaction, the Subsidiary has become a majority owned subsidiary of the Parent Company.

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

ITEM 5.  OTHER EVENTS

Further Information About the Closing and the New Subsidiary
------------------------------------------------------------

     The following additional information is included with this report to reflect the closing of the Stock-For-Stock Exchange Agreement and the acquisition of a controlling interest in the Subsidiary:

Business and Facilities of the Subsidiary

     General

     The Subsidiary was incorporated in the State of Nevada on December 7, 2001. On January 4, 2002, the Subsidiary amended the articles of incorporation to increase the number of authorized shares of common stock from 75,000 to 100,000,000. On March 15, 2002, the Subsidiary again amended its articles of incorporation to change its name to eWorldMedia, Inc.

     The Subsidiary's technology allows a user, in a matter of seconds, to create 20-40 second TV-like commercial messages and broadcast them to as many recipients as the sender chooses. The commercials are delivered as standard email messages with no attachments, substantially eliminating any concerns regarding viruses, downloads, or bandwidth. The commercial messages open and run immediately, even on slow modems. When the customer or prospect clicks on the email message, his or her computer screen immediately comes alive with sound, music, photographs, streaming video, animation and graphics. The sender can also include his or her own recorded voice message. The quality of these high-impact multi-media commercial messages is believed to be equivalent to those currently seen on television.

     Technology

     On April 19, 2002, the Subsidiary entered into an agreement with a developer of the technology necessary to create and distribute the TV-like commercials by email over the Internet. The perpetual agreement resulted in the entity developing a customized system specifically for the Subsidiary that uses the entity's Internet technology and allows the Subsidiary's customers to easily create their own TV-like commercial advertisements and submit them to their respective clients via email. The custom system also provides the users access to an email database, and allows them to track results of their email campaigns. The customized commercial-builder system was completed on April 25, 2002, and is currently fully operational.

     The Subsidiary's agreement with the technology developer provides that the Subsidiary is the only entity or business that is permitted to sell this customized commercial-builder system either by means of network marketing and/or multi-level marketing or by direct sales by independent representatives. The Subsidiary also has the right to grant sublicenses of this custom technology. The Subsidiary paid a one-time development fee and is obligated to pay on-going monthly license fees based on the number of sales of the product. The license fee is equal to 20% of the gross revenue generated, directly or indirectly, by the Subsidiary's representatives from the

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sale of all commercial builder packages sold throughout the world for which the technology developer provides the email contacts, but excluding fees generated solely from the granting of sublicenses. For packages sold by the Subsidiary's representatives for whom the technology developer does not provide the email database, the license fee is equal to 10% of sales revenue. The Subsidiary also pays 20% of any license or up-front fee as a result of the appointment of sublicenses outside of the United States or Canada. The Subsidiary also receives technical support for the technology.

     Products and Services

     The Subsidiary has introduced a service that allows any individual, regardless of computer skills, to edit rich-media email templates and custom create commercials that are delivered through email. The client has the option to send to his or her own email list or send to an opt-in email list which the Subsidiary provides. The email addresses from the opt-in list can be targeted using demographic filtering as well.

     The commercial looks like a television commercial in that it incorporates moving images and sound. This email also plays immediately in the recipient's in box with no downloading and no waiting. The Subsidiary has developed a unique system and believes it is the only direct marketing company working with this technology.

     The Subsidiary's products are also intended to bring consumers and local retailers together in a way that permits the retailer to deliver, and the customer to download, valuable coupons right from the viewer's screen. During the commercials advertisers could display a coupon button that would bring up the special coupon details. Advertisers want customers to try their product or visit their place of business immediately while their interests are at the highest level by printing the coupon on their computer printer. In addition, unlike traditional Internet banner advertising, the Subsidiary's products are intended to be capable of delivering the commercials to a specific target audience in a specific geographic area based on viewer age, gender, country, state and postal code.

     The Subsidiary provides its customers technical support for the products at no cost. The support is provided through email or by telephone. If a customer has a problem, the Subsidiary would attempt to solve the problem through direct contact with the customer. If unable to resolve the issue, the Subsidiary will contact the technology provider to resolve the problem. The Subsidiary intends to eventually field all inquiries through its own technical representatives. The Subsidiary does not intend to offer a toll-free number for technical support, but may do so in the future.

     When clients use the products, the Subsidiary provides them with full access to their own control panel which gives them access to the number of users who saw their advertisement, how many clicked through it, the time of delivery, and how many chose to respond by printing out a digital coupon. Reports are available for each customer on a 24-hour basis via their own secured and private password. After becoming a client, businesses such as advertising agencies, ISP's, and third party advertisers could designate specific personnel within their company to oversee their advertising campaign. By using their password-protected control panel, they could produce

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

and deliver their own advertisements at will without contacting the Subsidiary's office personnel. The control panel becomes especially important when dealing with international clients who require delivery of advertisements in their respective languages. The Subsidiary offers its products to clients in various packages based on the client's business size, budget, and marketing needs.

     Marketing Plan

     The Subsidiary has entered into a number of employment and consulting agreements which implement various aspects of the Subsidiary's marketing plan. The Subsidiary believes a number of these agreements could provide access to many contacts from existing network marketing organizations. The Subsidiary has designed a network marketing compensation plan that allocates a percentage of the gross revenues generated from sales of the Subsidiary's products to be paid as selling commissions or network marketing compensation.

     The Subsidiary has also adopted a policy to pay a finder's fee to any person, including employees and consultants, who introduce sublicenses outside of the United States and Canada.

     Competition

     The Subsidiary is aware of other companies that produce and market products similar to its own. The Subsidiary anticipates that future competition will come not from other network marketing companies, but from other forms of advertising, and the main challenge will be exposing advertisers to the new medium of TV-like commercials delivered on the Internet.

     The Subsidiary strongly believes that its experienced sales force, utilizing alliance marketing and direct sales methods will have the ability to effectively compete with potential competitors that may enter the marketplace.

     Patents, Trademarks, Etc.

     The Subsidiary does not hold any patents or trademarks. Its principal product is furnished through a licensing agreement with the developer of the technology.

     Employees

     At December 31, 2002, the Subsidiary had nine full-time employees, including executive officers.

     Facilities

     The Subsidiary leases office space at 620 Newport Center Drive,
Eleventh Floor, Newport Beach, California. The office space is approximately 1,500 square feet but the basic lease also grants access to two conference rooms and a meeting facility for 75 to 100 people. The basic lease for 650 square feet of the office space terminates on December 31, 2003, and the three leases on the remaining office space terminate on June 30, 2003. Monthly combined lease payments are $5,940,

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less a monthly rebate of $595 so long as the Subsidiary is not in default under the lease. The Subsidiary president, Ronald C. Touchard, personally guaranteed all of the leases.

Plan of Operations of the Subsidiary

     Background

     The Subsidiary was organized on December 7, 2001, to market and distribute products and services for Internet advertising. It offers Internet-based business solutions to retail merchants and service-oriented professionals as well as individuals interested in starting a home-based business. The Subsidiary's Internet-based business solutions will include a variety of products that will allow subscribers to enhance their electronic business applications. The initial product offered by the Subsidiary is TV commercial-quality e-mail advertising.

     The Subsidiary believes to have solved two major problems relating to Internet-related sales and marketing. A significant problem has been with creating affordable Internet presentations for Internet advertising. Most advertising that has been done online has been pop-up banner ads and text email. The Subsidiary believes both of these forms of advertising are unappealing. With the Subsidiary's exclusive technology, any retail business or home-based business can create professional looking TV-like commercials in a matter of a few minutes.

     Another problem has been with Internet target marketing. Back in time when there were only 30,000 Internet web sites, people could surf the Internet and find products and services with relative ease. Now with well over 50,000,000 domestic US web sites, it is much harder to locate specific items. People get confused and they do not know where to go. The Subsidiary believes that the key to the Internet is target marketing. As the Internet becomes more TV-like, the Subsidiary believes people are going to respond best to TV-like commercials that appeal to them. Through target marketing on the Internet, commercials can be created that appeal to each market segment.

     The Subsidiary believes that through the power of word-of-mouth advertising, it will be able to rapidly get this exciting technology into the hands of the small businessperson and also to the mid-size and even larger corporations. The Subsidiary believes it can offer these advertising services at extremely competitive prices to clients worldwide. Through the Subsidiary's alliance marketing approach, the Subsidiary believes it can gain world-wide product exposure and sales to a significant and growing client base without the traditional business sales force and typically high costs associated with advertising and marketing.

     The Subsidiary offers a unique rich-media advertising system where a client can log into their password-protected web site and create TV-like commercials in a matter of a couple of minutes. There is a series of customizable templates for the clients to select from and they can create and save as many commercials as they like. The commercials can then be transmitted via standard e-mail to the client's customer database or an opt-in database. The email campaigns are stored and various results are tracked through their user-friendly web site. There are approximately 28 patents pending on the technology and delivery system by the Subsidiary's

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

technology developer and the Subsidiary co-owns its custom-made system with its technology developer.

     The Subsidiary's "Demo" account can be accessed to allow a first-hand look at this exciting product. The Subsidiary's web address is www.eworldmedia.com and the commercial builder product can be accessed utilizing a demo account. Upon clicking on the corporate web site above, proceed to the bottom of the web page and click on the "Agent Login" button. Next, enter "demo" as the username and password and click enter. Once into the demonstration site, proceed to the far left side of this web page and click on the "Rich-Media Campaign Center" button. The next categories that are listed on the far left side include the following choices:

  * Campaign Center - This is where the user can actually create and save the commercials and monitor the email delivery statistics.
  * Idea Gallery - This is where many of the sample commercials created by the Subsidiary's clients are stored. Just click on any commercial to have it play.
  * FAQ - This is where the most frequently asked questions regarding the commercial builder product are answered.
  * Campaign Center Tutorial - This is where a beginner can learn quickly how to build and submit rich-media email commercials.

     Management anticipates that additional technologies may soon be available. In addition to the rich-media email commercial builder technology described above, the Subsidiary intends to introduce two additional products. They include a rich-media, TV-quality web site builder that would both function as a stand-alone product and work in tandem with the email commercial builder program. The second anticipated product is a unique and comprehensive email training and follow-up system that would utilize live voice and streaming video.

     The Subsidiary believes this strategy of three overlapping technologies in quick succession could foster positive attention to the Subsidiary and generate significant interest in these products. All of these technologies have been created in association with strategic joint venture partners and the Subsidiary retains the exclusive direct marketing sales rights.

     The Subsidiary believes that long-term sales growth will result from three distinct categories to include the following:

  * Network Marketing Sales Growth. The management team has extensive experience in the network marketing business and feels that everything is in place for a significant network marketing expansion: a unique product, proven leaders already in place, a good compensation plan, and robust software to absorb the growth. The Subsidiary will receive ongoing monthly revenues on subscriptions paid monthly by its independent representatives, its home-based business clients, and its small to medium size retail clients.

  * Corporate Retail Sales. There is substantial interest expressed by many mid to large size companies to utilize our system. The
     Subsidiary is in the process of courting several dozen corporate accounts. To prepare for the corporate retail sales, the

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     Subsidiary has brought on Richard Burnett as vice-president of corporate sales. Mr. Burnett has several years experience in corporate sales and is well suited to head up the Subsidiary's corporate key account system.

  * International. Through a very extensive, exclusive, and comprehensive international business plan, the Subsidiary is attempting to attract international interest. International sublicenses will be sold, based on the foreign market size of each prospective country. The Subsidiary anticipates receiving ongoing monthly revenues from each country once this plan is fully implemented.

     Retail Product Packages

     All retail product packages of the Subsidiary represent the sale of product to end users, including both retail customers only and retail customers who also become independent network marketing agents for the Subsidiary. It is anticipated that agents who have signed up within the organization will bring in additional agents to use the commercial builder product for their own sales activity and/or to act as resellers to other organizations or retail customers. The retail product packages include three levels and are currently priced as follows: (i) Entrepreneur Package for $99, which permits up to 3,000 email commercials per month; (ii) Small Business Package for $295, which permits up to 10,000 email commercials per month; and (iii) Professional Package for $995, which permits up to 40,000 emails per month. A complete Rich Media Marketing Solutions Package is also available for $1,995 as an agent upgrade option. Agents can qualify for higher status and increased commissions as they accumulate more personal retail sales. However, an Agent must generate a minimum of $99 of personal sales volume each month in order to maintain his active status and qualify for commissions and bonuses. Agents must also purchase, at a minimum, the $99 monthly package in order to maintain their own product, including their back office and commercial builder system. The forecast of operation therefore takes into account this recurring monthly revenue stream within the independent agent revenue section.

     The Subsidiary's retail product packages also include the sale of product to various levels of retail establishments. The sales agents referred to above will actively sign up retail clients of all sizes from small boutiques and shops to larger companies. The retail packages will include four levels and will be priced as follows: (i) Entrepreneur Package for $99, which permits up to 3,000 email commercials per month;
(ii) Small Business Package for $295, which permits up to 10,000 email commercials per month; and (iii) Professional Package for $995, which permits up to 40,000 e-mails per month; and (iv) Major Account Package which costs $0.025 per email. The Major Account Package would be used for those large fortune 1000 companies that want to purchase large targeted mass email commercials of 1,000,000 or more. Retail customers who purchase packages (i), (ii) and (iii) above are signing up for a monthly subscription. They may terminate their subscription at any time; however, the Subsidiary firmly believes that once a retail client is signed up and using the system, it would continue to use this advertising medium on a regular monthly basis due to the product's very low cost when factoring in the retailer's return on investment.

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

     Results of Operations for the Nine Months ended September 30, 2002

     The results of operations for the period of January 1, 2002, to September 30, 2002, should be read in conjunction with the historical financial statements and the pro forma financial data included with this report.

     For the nine months ended September 30, 2002, the Subsidiary generated gross revenue of approximately $738,000 derived from sales of its commercial-builder product to approximately 2,140 paid distributors. Sales revenue was robust during the first three months of 2002 totaling $296,000 in anticipation of the new technology, but dipped slightly to $171,000 during the second quarter because of delays in the product completion and delivery. However, sales revenue increased to $271,000 for the third quarter with the commercial builder product fully operational.

     Costs of sales include the expenses such as product support fees, Internet hosting fees, genealogy system support costs, and opt-in email database costs. Costs of sales totaled $140,000 for the nine months ended September 30, 2002, and represented approximately 18% of sales revenue for the period.

     Selling, general and administrative expenses include sales commissions paid to the distributors, management and support salaries, professional fees to legal counsel, audit costs, consulting fees for operations, and other operating costs. For the nine months ended September 30, 2002, these costs totaled approximately $1,700,000. Included in this amount is the non-cash charge to consulting fees of approximately $195,000 that was derived from the issuance of the Subsidiary's common stock for signing bonuses and services.

     The Subsidiary recorded a net loss for the nine months ended September 30, 2002, of approximately $1,100,000, or $0.12 loss per share of common stock.

     Short-Term Financing Activities

     In February 2002 the Subsidiary borrowed $68,000 and during May 2002 the Subsidiary borrowed an additional $5,000. These funds were borrowed from First Reserve Corporation, a 5% shareholder. Of these funds, $50,000 was used to commence marketing operations and $23,000 was used for operating expenses. The loans are evidenced by two promissory notes that bear interest at 3% per annum. The first note for $18,000 was originally due June 15, 2002, and the second note for $55,000 was originally due on June 22, 2002. In addition, in April 2002 the Subsidiary incurred expenses for a finder's fee payable to First Reserve in the amount of $22,500. The $18,000 note was paid on November 20, 2002, and the $55,000, plus the $22,500 finder's fee, is now due and payable, with accrued interest, in three monthly installments, with the first installment in the amount of $26,574 payable on or before January 10, 2003, the second installment of $26,207 payable on or before February 10, 2003, and the final installment of $26,003 payable March 10, 2003. Ronald C. Touchard and Henning D. Morales, officers, directors, and 5% shareholders, personally guaranteed both notes. In order to secure the loan, the Subsidiary also issued 150,000 shares to the lender and granted an option to purchase up to 1,000,000 shares at $0.20 per share at any time up to two years from the date of the loan, or upon

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the repayment in full of the $55,000 and the $22,500, whichever occurs first. Of the total options granted, 30,000 have been exercised. These options were granted outside of the Subsidiary's existing Stock Option/ Stock Issuance Plan. Also, as part of this initial financing plan, the Subsidiary has agreed to provide First Reserve Corporation a perpetual sales commission equal to 1% of all gross revenue generated by the Subsidiary.

     Equity Financing Activities

     For the nine months ended September 30, 2002, the Subsidiary raised $482,000 from the sale of its common stock. This represented the issuance of 1,640,500 shares at the following share amounts: 1,045,000 shares at $0.20; 24,000 shares at $0.25; 187,500 shares at $0.40; and 384,000 shares at $0.50.

     Capital Requirements

     Projected capital expenditures for tangible and intangible assets through fiscal year 2004 are shown below (please note that the Subsidiary has fully paid for its Commercial Builder System and therefore is not included herein):

                                                 2003            2004
                                                ------          ------

     Leasehold Improvements                         -               -
     Furniture & Fixtures                         5,000          15,000
     Computers, Servers & Printers               15,000          20,000
     Office Equipment (Copiers, Phones, etc.)    15,000          10,000
     Accounting System & Other Software             -               -
     Molding/Tooling                                -               -
                                               --------        --------
          Total Tangible Assets                  35,000          45,000

     Intangible Assets
        Licensing Agreements                        -               -
        Commercial Builder Software                 -               -
                                               --------        --------
          Total Intangible Assets                   -               -
                                               --------        --------
          Total Capital Expenditures             35,000          45,000
                                               ========        ========

     The Subsidiary's commercial builder product sales and marketing is dependent on the availability of capital, which drives the speed of the sales and marketing cycle and allows the Subsidiary to finance working capital needs. This capital will provide the marketing tools and promotions necessary to increase sales, and allow the company to concentrate on sales and the selling of international licenses, both of which could generate significant revenues for the company.

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     Operating Plans for the Next 12 Months

     The Subsidiary's plan of operations over the next 12 months includes the expected upgrades to the company's commercial-builder product and thereafter the marketing and distribution of it, in addition to the completion and launch of the company's web site builder product. The Subsidiary also intends to greatly expand its network of independent representatives who will market the product mix of the Subsidiary through distribution channels within the United States as well as several international markets. The Subsidiary believes that the working capital that will be generated through its future sales efforts coupled with the anticipated completion of its private placement prior to the closing of its reverse acquisition will be sufficient to satisfy its estimated working capital requirements through the next twelve months.

     However, the Subsidiary will need additional financing in order to satisfactorily implement its business plan. The Subsidiary has no agreements or arrangements for additional financing and can provide no assurance that additional funding will be available to the company on acceptable terms. The company is in its late start-up phase and as such it has limited assets, which could be a deterrent for conventional commercial financing sources. Therefore, in order to obtain any potential funding, the Subsidiary would most likely plan to sell additional shares. The exact nature, share price and other factors have not yet been determined or established. These fund raising efforts would again represent a primary concern and critical task in order for The Subsidiary to fully and properly implement its business plan. Any additional equity financing may dilute the interests of the Subsidiary's present shareholders, and debt financing, if available, may involve restrictive covenants with respect to paying dividends, raising future capital, and other financial and operational matters.

     The Subsidiary's future capital requirements depend on numerous factors, including the rate of market acceptance of the company's products and services, the ability to maintain and expand the company's customer base, the level of resources devoted to developing and expanding its marketing and sales organization, and its research and development activities for new technology products. The timing and amount of such capital requirements cannot accurately be predicted at this time.

     Risk Factors

     There are various risks involved in any investment in the Parent Company, including those described below. Any shareholder or potential investor in the Parent Company should consider carefully these risk factors.

  * The Subsidiary depends in significant part upon its ability to attract, maintain and motivate a large base of distributors.

     Adverse publicity and regulatory action relating to the Subsidiary's business, products or operations, including the Subsidiary's network marketing system, could have a negative effect on the Subsidiary's ability to attract, motivate and retain distributors. In its effort to attract and retain distributors, the Subsidiary competes with other network marketing organizations, including those in the e-commerce and technology related industries. The Subsidiary's ability to sell its products and to attract new distributors would be materially adversely affected if, for any reason, the company were not able to maintain, or if it were to lose, a significant number of its distributors.

  * The Subsidiary has a limited operating history and revenue has been minimal to date.

     The Subsidiary is in its late start-up phase and to date the Subsidiary has generated only minimal revenues. As a result, the Subsidiary has not yet generated significant cash from operations and has had to rely on proceeds from sales of the Subsidiary's shares to fund its operations. Also the Subsidiary has only a limited operating history on which the Subsidiary's business can be evaluated and the Subsidiary's business must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stages of development that are entering into new and rapidly evolving markets. These risks include the following:

     - The limited resources and real possibility to compete with more established competitors who may have greater brand name recognition and greater resources.
     - The need to raise additional capital to sustain operations and the absence of any assurance that such financing will be obtainable, when needed, on acceptable terms, if at all.
     - The need to establish alliances or partnerships with established companies.
     - The need to develop brand name recognition and to continually strengthen customer loyalty and satisfaction.
     -    Uncertainty as to the Subsidiary's business model.
     -    Anticipated continued losses from operations.
     -    The difficulties of managing growth.
     - The difficulties of anticipating and adapting to technological, market, and other changes.
     - The difficulties of attracting, integrating and motivating qualified personnel.

     The Subsidiary must, among other things, successfully implement and execute the Subsidiary's business and strategy, continue to develop and upgrade the Subsidiary's technology, enhance the Subsidiary's services and products to meet the needs of a changing market, and provide superior customer service.

  *  The Subsidiary's future operating results are unpredictable.

     As a strategic response to changes in the competitive environment, the Subsidiary may from time to time make certain decisions that temporarily harm the Subsidiary's business. As a result, the Subsidiary's operating results at times may be below expectations. If this happens, it is likely that the value of the Parent Company's common stock would decline. The Subsidiary's operating results are unpredictable and the Subsidiary expects them to fluctuate in the future due to a number of factors, many of which are outside the Subsidiary's control. These factors include:

     - The ability of competitors to provide services and products that are competitive with the Subsidiary's own.

     - Competition from larger companies with greater brand name recognition or greater financial, marketing or management resources than those available to the Subsidiary.
     - Adverse changes in consumer trends or general economic conditions.
     - The Subsidiary's ability to keep pace with technological developments.

  *  The Subsidiary needs additional operating capital.

     The audit report and the financial statements for the Subsidiary contain going concern limitations because the Subsidiary has an accumulated deficit and a negative net worth. In addition, the Subsidiary's business model indicates that it is likely that it will incur operating losses over the next several months. As a result of those losses and the funds needed for managing working capital and infrastructure development, the Subsidiary anticipates that it will have to raise substantial additional capital to sustain the company during this period. The Subsidiary may not be able to obtain the financing that the Subsidiary's business requires. Even if the Subsidiary can obtain financing when it is needed, it may not be on favorable terms. A financing could have the additional effect of diluting or reducing the value of the outstanding shares. The Parent Company may sell shares or grant options or warrants to buy shares at prices lower than the prevailing market value of its shares.

  *  The loss of key personnel could adversely affect operations.

     Ronald C. Touchard and others play a key role in the Subsidiary's operations and in the further development of the Subsidiary's business. The loss of the services of any of them could adversely impact the Subsidiary's business and chances for success. At present, the Subsidiary does not maintain key man insurance on Mr. Touchard or any other key personnel.

  * A failure to attract key personnel could adversely affect the Subsidiary's plans.

     The Subsidiary's performance also will greatly depend on the Subsidiary's ability to hire, train, retain, and motivate additional officers and other key employees. However, competition for highly skilled managerial, technical, marketing, and customer service personnel is intense. The Subsidiary may not be able to successfully attract, integrate, or retain sufficiently qualified personnel and, in that event, the Subsidiary's business could suffer.

  *  The Subsidiary faces competition in the markets the Subsidiary serves.

     There is intense competition among companies selling services and products on the Internet. Increased competition is likely to bring both strong price and quality competition. As a result, in order to remain competitive, the Subsidiary may have to make additional expenditures on research and development, marketing, and customer service or reduce the Subsidiary's pricing, or both, which would adversely affect the Subsidiary's ability to achieve and maintain profitability.

     There are several other companies involved in Internet related media and digital advertising distribution channels that may have far greater financial and management resources and greater name brand recognition than the Subsidiary has. Their competition could make it difficult for the Subsidiary to attract new and retain existing users of the Subsidiary's services.

  *  Shareholders may experience volatility and stock market risks.

     The stock market in general, and the technology-based stocks of this type of business in particular, has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the Parent Company's common stock, regardless of the Subsidiary's actual operating performance.

  * A large number of shares will become available for future sale and could lower trading prices.

     The Parent Company expects the trading price of its common stock to fluctuate depending on many factors, including the supply of the Parent Company's shares in the public market. Management estimates that the initial number of shares available to trade publicly within the first 90 days upon the closing of the reverse acquisition will be approximately 690,000 shares. That represents less than 5% of the number of shares that are outstanding on a fully diluted basis. Many of the other shares that are outstanding or issuable are, or will within the next 12 months become, available for sale in the public market. Although the vast majority of these shares will be subject to certain lock-up and/or leak-out provisions, Rule 144, and the possible registration of shares under a proposed Stock Option and Stock Incentive Plan or other options will result in a large number of shares being available for public sale. A large supply of shares, unless met by an equal or greater demand, could result in lower trading prices.

  * Future issuances of stock could adversely affect holders of common stock.

     The Parent Company Board of Directors is authorized to issue shares of preferred stock without approval from holders of common stock. Preferred stock can have rights and preferences, as may be determined by the Board of Directors, which are senior to the common stock. The Board of Directors is also authorized to issue additional shares of common stock without approval from holders of common stock. Additional common stock may be issued or reserved for issuance on terms and at prices as may be determined by the Board of Directors. Among other things, such authority may make it more difficult for a person to acquire the Parent Company. In turn, this may make it less likely that holders of common stock will receive a premium price for their shares.

  * The Subsidiary may run the risk of system capacity constraints and system failure.

     The Subsidiary is largely dependent upon its strategic alliances for the company's Internet hosting services, communications, and computer hardware and software. A high volume of traffic and transactions on the Subsidiary's designated servers could exceed their capacity. If the Subsidiary's digital content were to load and transmit improperly, customers may be driven away. Based on the Subsidiary's experience and the experience of other e-commerce companies, the Subsidiary anticipates that it will experience periodic system interruptions in the future. Any system interruptions that result in the unavailability of the Subsidiary's service or in reduced customer activity could lead the Subsidiary's users to seek out the Subsidiary's competitors. In such an event, the Subsidiary might have to incur additional marketing costs to get the Subsidiary's customers to return to the Subsidiary's servers. Also the Subsidiary's systems are vulnerable to damage from earthquake, fire, flood, power loss, telecommunication failure, break-in and similar catastrophic events. A substantial interruption in the operability of these systems would harm the Subsidiary's business. The Subsidiary also does not have any business interruption insurance that would compensate for any resulting losses the Subsidiary might incur.

  * The Subsidiary is dependent on its strategic alliance partners to fulfill vital components of its operations.

     The Subsidiary has out-sourced various components of its network operations that include its Internet and web site hosting services, and its genealogy maintenance and support. Failure of its strategic partners to fulfill their contractual relationship with the Subsidiary could have an adverse impact on the company's performance.

  * The Subsidiary's Internet business is vulnerable to third party misconduct.

     Despite the Subsidiary's implementation of network and firewall security, the Subsidiary's servers are vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of the Subsidiary's systems, and similar disruptive problems. Computer viruses, break-ins, or other problems caused by third parties could lead to interruptions, delays, and losses of data. The occurrence of any of these risks could harm the Subsidiary's business.

  * The Subsidiary will depend on the acceptance of the Subsidiary's brand names.

     The Subsidiary believes that the development of brand name recognition is critical to the success of most businesses, including the Subsidiary's own, particularly with the recent and growing increase in the number of companies that are conducting business on the Internet. Development and awareness of the Subsidiary's brand name will depend largely on the Subsidiary's success in increasing the Subsidiary's customer base and strategic relationships. If consumers do not perceive the Subsidiary as offering a desirable way to advertise via the Internet and software or other e-commerce companies do not perceive the Subsidiary as an effective marketing and sales channel for their products or services, the Subsidiary would be unsuccessful in promoting the Subsidiary's brand name.

  * The Subsidiary could face liability for materials disseminated through the Internet.

     The law relating to the liability of Internet-related service companies for information carried on or disseminated through their services is currently unsettled. It is possible that claims could be made against Internet-related service companies under both U.S. and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for the Subsidiary's Internet-related services. This could increase the Subsidiary's cost of doing business or otherwise harm the Subsidiary's business.

  *  The Subsidiary's evolving business plan may change.

     The Subsidiary intends to continue to develop the Subsidiary's business plan and to explore opportunities to expand the breadth and depth of the Subsidiary's products and services. Changes in how business is generally conducted could prevent the company from achieving its business objectives. Financially more powerful providers that offer competitive services or products could also prevent the Subsidiary from achieving its business objectives.

  * The designation of the Parent Company's stock as "penny stock" will mean that it will be more difficult to sell shares. The Parent Company's stock currently trades at less than $5.00 per share and is designated as "penny stock."

     The Parent Company common shares are subject to Rule 15g-9 under the Exchange Act of 1934. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities designated as "penny stocks" to persons other than established customers and institutional accredited investors. The SEC's regulations define a "penny stock" to be any equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The Parent Company stock is presently designated as penny stock. The Parent Company cannot assure that the shares of the Parent Company will ever qualify for exemption from these restrictions. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.
Consequently, the rule may affect the ability of broker-dealers to sell the Parent Company shares and may affect the ability of holders to sell their shares in the secondary market.

  * The Parent Company may be subject to certain corporate governance laws of the State of California by being classified as a Pseudo California Corporation.

     Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. The Parent Company believes it meets this test and would be considered a pseudo California Corporation, even though it was incorporated under the laws of the State of Nevada. The designation of the Parent Company as a pseudo California Corporation would continue until the end of the first year following a year in which it did not meet one of these tests.

     Some of the substantive provisions applicable to a pseudo California corporation include laws relating to the annual election of directors; the removal of directors without cause; the removal of directors by court proceedings; the filling of director vacancies where less than a majority in office were elected by shareholders; directors' standard of care; the liability of directors for unlawful distributions; indemnification of directors, officers and others; limitations on corporate distributions; the liability of shareholders who receive unlawful distributions; annual shareholders' meetings and remedies if such meetings are not timely held; supermajority vote requirements; limitations on the sale of assets; limitations on mergers; board and shareholder approvals required in reorganizations; dissenters' rights; records and reports; special jurisdiction of the state attorney general if certain shareholder protective provisions are not being complied with; and shareholders' and directors' rights of inspection. Section 2115 would also subject the Parent Company to Section 708 of the California General Corporation Law which mandates that shareholders have the right of cumulative voting at the election of directors.

     Forward-Looking Statements

     This report contains statements that plan for or anticipate the future. Forward-looking statements include statements about the Subsidiary's future operations involving the marketing of the Internet technology, about their future business plans and strategies, and most other statements that are not historical in nature. In this report forward-looking statements are generally identified by the words "anticipate," "plan," "intend," "believe," "expect," "estimate," and the like. Although the Subsidiary and the Parent Company believe that any forward-looking statements made in this report are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, in addition to the risk factors set forth above, include the following:

  *  Rapid changes in technology relating to the Internet;
  *  the continued growth and use of the Internet;
  *  changes in government regulations;
  *  changes in business strategies;
  *  market acceptance of the Subsidiary's products;
  * failure to successfully market the Subsidiary's products through the Internet and company representatives;
  * the Parent Company or the Subsidiary's inability to raise sufficient operating capital; and
  *  terrorists attacks on the Internet.

     In light of the significant uncertainties inherent in the forward-looking statements made in this report, particularly in view of the Subsidiary's early stage of operations, the inclusion of this information should not be regarded as a representation by the Parent Company or the Subsidiary or any other person that the objectives and plans will be achieved.

Dividend Policy of the Subsidiary

     The Subsidiary has not paid any cash dividends since inception.

Management of the Subsidiary

     The following table sets forth the current directors and officers of the Subsidiary, their ages, and all offices and positions. Directors are elected for a term of one year. The Bylaws provide for annual meetings of shareholders to be held on December 7th of each year beginning in 2002.
The Board of Directors elects officers. Each officer holds office pursuant to his employment agreement (if one exists), for a term of one year or until his successor is chosen and qualified or until his earlier resignation or removal.

Name                    Age   Position(s)                     Director Since
----                    ---   -----------                     --------------
Ronald C. Touchard      44    Chairman, President, & CEO      December 2001
Henning D. Morales      36    Director & Executive            December 2001
                              Vice-president
Dr. Michael Brown       55    Vice-president of Communications
Michael Wiedder         44    Vice-president of Business Development
G. Richard Burnett      57    Vice-president of Corporate Sales
Allen N. Kimble, CPA    41    Secretary, Treasurer, and CFO

     Set forth below is certain biographical information regarding the Subsidiary's current executive officers and directors:

     Ronald C. Touchard has been self-employed since 1980 as an independent representative for different network marketing companies for which he has built sales organizations. He has also been a trainer in the network marketing industry. From May 18, 2001, until December 31, 2001, he was the president and a director of eWorldNet, Inc., an Internet marketing company, and from September 11, 2001, until December 31, 2001, he was president, CEO, and a director of MLM World News Today, Inc., the parent company of such entity. From December 1998 until July 2000 Mr. Touchard was a director and master distributor for PriceNet USA, Inc., a company engaged in marketing Internet shopping malls. PriceNet USA, Inc. filed for bankruptcy under Chapter 11 in November 2001; the court subsequently rejected the filing. Mr. Touchard filed for personal bankruptcy under Chapter 11 reorganization on December 14, 2001. The court dismissed the filing on December 10, 2002. Misty Touchard, the Subsidiary 's assistant treasurer, is the wife of Ronald C. Touchard.

     Henning Danilo Morales has been self-employed since 1989 as a business and marketing consultant. From March 2001 until December 2001 he was employed as a vice-president of international business by eWorldNet, Inc. From December 2000 until March 2001 Mr. Morales was a consultant and international sales director for 121 Inc., an online portal using network marketing to promote portal sales and to drive traffic to the member portals. From August 2000 until December 2000 he was a consultant to and a director of international business for Prime Buy, a retail e-commerce company. From August 1998 until August 2000 PriceNet USA, Inc., a retail e-commerce company, employed Mr. Morales as a director of international sales for Latin America. From December 1996 until July 1998 he was director of the Latin America division for FutureNet, Inc., a network marketing company which offered various high tech products beginning with a set-top computer-accessory device which would enable users to access the Internet directly into their television sets.

     Dr. Michael Brown is an internationally renowned trainer, consultant, and author of four books that have been translated into seven languages. After receiving his doctorate in Counseling/Psychology from Michigan State University in 1974, he co-founded Huron Valley Institute, which became the largest psychological treatment and training center in the U.S., and Dr. Michael Brown & Associates, a consulting, training, and marketing firm specializing in Adult Development, Organizational Change, and Managing Life/Career Transitions. From 1986 until 1998 he was Senior Vice President of Training for Kahler Communications, Inc., an international management consulting and training firm, where he instructed trainers and developed consulting and training programs for all levels of management development, encompassing such areas as Sales Training, Personality Management, Process Communication, Leadership Development, Team-Building, Managing Change, and others. Dr. Brown has been teaching and training in the Network Marketing industry for more than 25 years and was a pioneer in the development of Internet Marketing systems for the Direct Sales industry.

     Michael Wiedder was self-employed as an Internet consultant for a number of Internet companies from 1997 until December 2001. In addition, from January 1999 until December 1999 he was the vice-president of marketing for Sportsprize Entertainment, an online sport Entertainment Company. Sportsprize Entertainment subsequently filed for bankruptcy in December 2000. Also, from May 2000 until January 2001 he was the vice-president of business development and a consultant for Narrowcast Inc., an Internet company. From January 2001 until December 2001 he also developed lead generation programs for various Internet and direct marketing companies.

     G. Richard Burnett joined the Subsidiary on September 27, 2002, as Vice-President of Corporate Sales. Since 1980 he has been the president of Top Gun Network, Inc., a public speaking and a sales and management consulting firm.

     Allen N. Kimble joined the Subsidiary on April 22, 2002 as Chief Financial Officer. He was appointed secretary and treasurer on September 19, 2002. Mr. Kimble has over 14 years of accounting experience, including several years in senior management positions of both public and private companies. From March 2001 through April 2002 he was self-employed as an independent financial consultant. From May 2000 until March 2001 he served as CFO of PriceNet USA, Inc., a retail e-commerce company. From September 1999 to May 2000 Mr. Kimble served as a financial consultant to Xtranet Systems, Inc. From January 1999, Mr. Kimble was part owner and CFO of Trans Mobile Solutions, Inc., a transportation company that was successfully sold during April 2001 to a larger nationally known transportation company. From December 1995 until January 1999, Mr. Kimble served as West Area Controller for Laidlaw Transit Services where he oversaw the entire financial operations of the $100 million annual revenue business unit. Mr. Kimble is a CPA licensed in the State of California.

Executive Compensation of the Subsidiary

     Management Contracts

     The Subsidiary has entered into employment agreements with each of its executive officers. Each of the agreements contains confidentiality and non-compete provisions. The agreements for Messrs. Touchard, Morales, Brown, and Wiedder became effective January 1 2002. Set forth below is a brief description of each of the agreements.

     Ronald C. Touchard. The Subsidiary has entered into a three-year full-time employment agreement with Mr. Touchard to serve as the Subsidiary's president and chief executive officer. The agreement sets an annual base salary of $120,000. Mr. Touchard received a signing bonus of 1,000,000 shares of the Subsidiary's common stock. The Subsidiary has agreed to provide him a term life insurance policy in the amount of $1,000,000, with the beneficiaries to be designated by him, subject to, and to the extent that, he is insurable at standard (non-rated) premiums. The Subsidiary has further agreed to provide for him a liability insurance policy in the amount of $2,000,000. The Subsidiary has also agreed to pay him a one-time cash bonus of $125,000 at any time gross sales of at least $750,000 are generated during any four month period, or $50,000 of such $125,000 bonus amount upon the completion of the full amount of the initial private offering, whichever shall first occur. The Subsidiary will pay him a finder's fee equal to 10% of the net amount of proceeds received for any sublicense granted outside the United States as a direct result of his efforts. He is entitled to receive a car allowance of $1,500 per month, three weeks paid vacation per year, and medical insurance for himself, his spouse, and his dependents.

     Henning Danilo Morales. The Subsidiary has entered into a three-year full-time employment agreement with Mr. Morales to serve as the Subsidiary's executive vice-president. The agreement sets an annual base salary of $96,000. Mr. Morales received a signing bonus of 750,000 shares of the Subsidiary common stock. The Subsidiary has agreed to provide him a term life insurance policy in the amount of $800,000, with the beneficiaries to be designated by him, subject to, and to the extent that, he is insurable at standard (non-rated) premiums. The Subsidiary has also agreed to pay him a one-time cash bonus of $125,000 at any time the Subsidiary records gross sales of at least $3,000,000 during any three-month period. The Subsidiary will pay him a finder's fee equal to 10% of the net amount of proceeds received for any sublicense granted outside the United States as a direct result of his efforts. He will receive a car allowance of $1,250 per month; three weeks of paid vacation each year, and medical insurance for himself, his spouse, and his dependents.

     Dr. Michael Brown. The Subsidiary has entered into a three-year full-time employment agreement with Dr. Brown to serve as the Subsidiary's vice-president of communications. The agreement sets an annual base salary of $72,000; provided that the base salary was not earned or paid until June 1, 2002. It also provided for a signing bonus of 500,000 shares of the Subsidiary common stock which have been issued to Mr. Brown. The Subsidiary has also agreed to pay him a one-time cash bonus of $15,000 at any time the Subsidiary records gross sales of at least $300,000 during any three-month period.

     Michael Wiedder. The Subsidiary has entered into a three-year full-time employment agreement with Mr. Wiedder to serve as the Subsidiary's vice-president of business development. The agreement sets an annual base salary of $60,000; provided that the base salary was not earned or paid until June 1, 2002. It also provided for a signing bonus of 500,000 shares of the Subsidiary common stock which have been issued to Mr. Wiedder. The Subsidiary has also paid him a one-time cash bonus of $20,000.

     G. Richard Burnett. The Subsidiary has entered into an employment agreement with Mr. Burnett to serve as the Subsidiary's vice-president of corporate sales. The agreement was entered into on September 27, 2002, and terminates on December 31, 2005, unless extended. The Subsidiary has agreed to pay him commissions on commercial accounts at a rate of 15% of commercial account sales revenue generated from his personal sales and 15% of commercial sales revenues generated by others. Mr. Burnett received 330,000 shares of the Subsidiary as a signing bonus. He is also entitled to additional shares upon reaching the following goals: 100,000 shares when the Subsidiary generates its initial $1,000,000 in monthly gross revenues; 100,000 shares when the Subsidiary generates its initial $1,000,000 in monthly gross revenues from corporate sales; 100,000 shares when the Subsidiary generates its initial $2,000,000 in monthly gross sales; and 100,000 shares when the Subsidiary generates its initial $2,000,000 in monthly gross revenue from corporate sales.

     Allen N. Kimble. The Subsidiary has entered into a three-year full-time employment agreement with Mr. Kimble to serve as the Subsidiary's Chief Financial Officer. The agreement was entered into on April 22, 2002, and sets an annual base salary of $96,000. Mr. Kimble received a signing bonus of 500,000 shares of the Subsidiary common stock. He will also receive three weeks of paid vacation each year, and medical insurance for himself, his spouse, and his dependents.

     Indemnification Agreements

     The Subsidiary has entered into indemnification agreements with its directors. The Subsidiary has agreed to indemnify each party against all expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any proceeding brought or threatened against him in his capacity as a director, officer, employee, or agent. However, no indemnification for expenses will be made under the agreement (a) on account of any suit in which a final judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by him of the Subsidiary securities pursuant to the provisions of section 16(b) of the Securities Exchange Act, or similar provisions of any federal, state, or local law, or on account of any suit in which a final judgment is rendered against the indemnified party for violation of Section 10(b) or Rule 10b-5 of the Securities Exchange Act, or similar provisions of any federal, state, or local law; (b) on account of the indemnified party's conduct that is finally adjudged by a court to have constituted intentional fraud, recklessness, or willful misconduct; (c) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; (d) to the extent that the indemnified party has voluntarily become a party to any proceeding without the Subsidiary's written consent; or (e) to the extent that the indemnified party has been reimbursed by insurance. Expenses incurred by the indemnified party (including expenses for which he is ultimately expected to be reimbursed through insurance) pursuant to any proceeding will be paid by us in advance of any final disposition of the proceeding upon the written request of the indemnified party and his undertaking in writing to repay such amount if he is ultimately reimbursed such amount by insurance or if it is ultimately determined that he is not entitled to indemnification. Indemnification provided by the agreement is not exclusive of any rights to which the director may be entitled under the Subsidiary's bylaws, any agreement, any vote of shareholders or directors, applicable law, any directors' and officers' insurance policy, or otherwise. With respect to certain liabilities incurred under the Securities Act, the Subsidiary's obligation may be subject to undertakings contained in various registration statements filed by us pursuant to the Securities Act, as those undertakings relate to the possible need for court review of indemnification for these liabilities.

     Compensation of Directors

     Directors are entitled to reimbursement for out-of-pocket expenses incurred in connection with attendance at any meeting of the Board of Directors or in furtherance of their duties as a director. In addition, the Subsidiary issued 50,000 shares each to its initial directors in consideration of them accepting appointment to serve as directors.

     Stock Option/Stock Issuance Plan

     On December 19, 2001, the Board of Directors of the Subsidiary adopted the Subsidiary Stock Option/Stock Issuance Plan. The shareholders have not yet approved the plan. The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in the Subsidiary and as an incentive to remain in the Subsidiary's service. There are 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. As of January 6, 2003, the Subsidiary had outstanding 700,000 shares which it granted under the Stock Issuance Plan. Of these shares, 300,000 did not vest and are in the process of being canceled. In addition, 300,000 shares were unvested. The Subsidiary also had outstanding options to purchase 125,000 shares which it granted under the Stock Option Plan.
The Parent Company has agreed to furnish a like number of shares to satisfy the exercise of these options.

     Options may be granted, or shares issued, to consultants or advisors who are natural persons and who provide bona fide services to the Subsidiary or one of its subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Subsidiary's securities.

     The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 31, 2010, whichever is earlier. The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of the Subsidiary's assets. The Subsidiary does not anticipate granting any additional shares or options under the plan.

     At the discretion of the plan administrator, the consideration provided for the issuance of shares of common stock under the Stock Issuance Plan will be satisfied in one or more of the following ways, or combinations thereof: (a) in cash or check payable to us; (b) issuing of a full-recourse promissory note; (c) payroll deductions in installments;
(d) past services rendered to the Subsidiary or one of its subsidiaries; or
(e) the agreement of a participant to accept employment and the undertaking and performance of services with or to the Subsidiary or one of its subsidiaries.

     If employment with or service terminates for whatever cause at a time when the participant holds unvested shares issued under the stock issuance plan, those shares will be immediately surrendered to the Subsidiary and cancelled. In the event the participant paid for the shares surrendered in cash or cash equivalent, the amount of that consideration will be repaid. In the event that the participant furnished a promissory note in payment of shares surrendered, the remaining balance of that note attributable to the surrendered shares will be cancelled. In the sole discretion of the plan administrator, the surrender and cancellation of any unvested shares issued under the stock issuance plan may be waived at anytime by the plan administrator subject to such terms and conditions or on no terms and conditions as the plan administrator may determine.

Capitalization of the Subsidiary

     Summary Table. The following table summarizes the number of shares of the Subsidiary outstanding as of January 6, 2003, and shares reserved for issuance prior to Closing, as well as the number of shares reserved for issuance pursuant to outstanding options, warrants, and performance agreements:

     Issued and outstanding shares                  12,731,000
     Shares reserved for options under plan            125,000
     Shares reserved for options outside plan          970,000
     Shares reserved for contractual obligations     1,637,000
                                                   -----------
     Total Shares Issued and Reserved               15,463,000
                                                   ===========

     Outstanding Shares. At closing the Subsidiary had 12,731,000 shares issued and outstanding. Of these 10,455,500 were exchanged for shares of the Parent Company at the closing. All of the shares issued by the Subsidiary, and the shares issued at closing, were issued without registration and are restricted shares under Rule 144. Shareholders owning 9,366,500 of the exchanged shares have agreed to certain lockup provisions as set forth below. In addition, shareholders owning 5,689,500 of the shares exchanged at closing have granted irrevocable proxies to Mr. Touchard to vote the shares.

     Options

     Options Granted Under the Subsidiary's Stock Option/Stock Issuance
Plan. The Subsidiary has outstanding options to purchase 125,000 shares under the Subsidiary's Stock Option/Stock Issuance Plan. All of these options are exercisable at $0.50 per share, and expire two years from grant date. Of these total outstanding options, 80,000 were granted on October 8, 2002, and vest April 8, 2003; 10,000 were granted on October 10, 2002, and vest April 10, 2003; 10,000 were granted on October 15, 2002, and vest April 15, 2003; and 25,000 were granted on October 23, 2002, and vest April 23, 2003. The Parent Company has agreed to provide 125,000 shares to satisfy this obligation.

     Options Granted Outside of the Plan. On or about April 10, 2002, the Subsidiary granted options to purchase 1,000,000 shares to First Reserve Corporation, a 5% shareholder and a company believed to be controlled by Robert Hagopian, a 5% shareholder. The exercise price of the options is $0.20 per share and the options expire upon full repayment of the $78,783.55 promissory note due to First Reserve Corporation. Subsequent to the granting of the options, First Reserve transferred 30,000 of the options which were thereafter exercised. Thus, First Reserve has remaining options to purchase 970,000 shares of the Subsidiary. The Parent Company has agreed to provide 970,000 shares to satisfy this obligation.

     Contractual Obligations. The Subsidiary has entered into various contracts which may require the issuance of shares in the future. The Parent Company has agreed to provide a like number of its common shares to satisfy the Subsidiary's obligations under these agreements. The following table sets forth the name of the person to whom shares may be issued, the number of shares, and the triggering event or events for issuance of the shares:
                           No. of
     Name                  Shares     Triggering Event(s)
     ----                  ------     -------------------
     Dr. Michael Brown     250,000    Closing of the Exchange Agreement
     Allen Kimble          250,000    Closing of the Exchange Agreement
     Onyx Services         300,000    Closing of the Exchange Agreement
     EXImpact              250,000    Delivery of data base names
     Jaime Martinez        100,000    December 5, 2002
     Blue Sun Media         25,000    Completion of commercials
     G. Richard Burnett    400,000    Meeting sales criteria in employment
                                      agreement
     Mark Middleton         12,000    Completion of data base project
     Wayne Sharp            50,000    Meeting sales criteria in performance
                                      agreement
                        ----------
     TOTAL               1,637,000
                        ==========

     The shares issuable to Dr. Brown, Mr. Kimble, and Onyx Services were issued by the Parent Company immediately following the closing.

     Registration Rights. The Subsidiary granted piggyback and/or demand registration rights to various shareholders to register up to 3,429,000 outstanding shares, and piggyback registration rights to register the shares issuable upon exercise of the non-plan options to purchase 970,000 shares granted to First Reserve Corporation. The Parent Company has agreed to assume the obligation to register these shares. At closing shareholders owning 3,171,000 of the shares with registration rights exchanged their shares of the Subsidiary for a like number of shares the Parent Company. All of these shares are anticipated to be included in the registration statement to be filed by the Parent Company as soon as practicable, except for the shares held by G4H Consulting and David J. D'Archangelo, the valid issuance of which the Subsidiary now disputes. The following table sets forth the name, number of shares, and type of registration rights the Subsidiary granted:
                                            No. of
     Name                                   Shares    Registration Rights
     ----                                  --------   -------------------
     504 Investors                        2,179,000   Piggyback
     Robert Hagopian                        150,000   Piggyback
     First Reserve Corporation              970,000   Piggyback
                                          (upon exercise of options)
                                            250,000   Piggyback & Demand
     Pacific Prime Asset Management, Inc.   600,000   Piggyback & Demand
     G4H Consulting                          50,000   Piggyback
     David J. D'Arcangelo                   200,000   Piggyback

     Pre-Closing Lockup Agreements. Subsidiary shareholders owning 8,814,500 outstanding shares entered into lockup agreements prior to the Stock-For-Stock Exchange Agreement. Of these shares, 7,289,500 were exchanged at closing and these lockup provisions were extended to the shares received at closing. For a period of six months from the closing of the Agreement, each of these stockholders is prohibited from publicly selling any of the shares. For an additional four and one-half years thereafter, the stockholder will be prohibited from publicly selling shares equaling in excess of 1% of the total outstanding shares during any three-month period computed from the date of any proposed sale.

     Closing Lockup Arrangements. In addition, all of the shareholders with registration rights owning in excess of 40,000 shares who exchanged their shares at closing, which represented 2,754,800 shares, agreed to certain lockup arrangements with the Parent Company. For a period of one year from the effective date of the registration statement which registers the resale of the shares, the amount of registered shares sold by a selling shareholder during any preceding 90 days cannot exceed 25% of the total shares originally registered for resale by the shareholder, provided that no such shares can be sold during the one-year period by the selling shareholder in excess of 12.5% of the average daily reported volume during the five trading days prior to such sale.

     Shareholders. As of the closing, the Subsidiary had 71 shareholders of record. The Subsidiary acted as its own transfer agent for the outstanding common shares.

     Irrevocable Proxies. Shareholders owning 7,214,500 shares of the Subsidiary entered into irrevocable proxy agreements with Mr. Touchard granting him voting rights of all these outstanding shares through December 31, 2004, which proxy rights have been transferred to 5,689,500 of the shares which were issued to these shareholders in the closing. During the term of the proxy agreement the stockholder will not be permitted to sell, assign, pledge, hypothecate, or transfer any of his shares unless the party purchasing, receiving, or obtaining an interest in the shares agrees in writing to be bound by the terms of the proxy agreement. However, if any of the shares are sold in a broker transaction in which the stockholder did not solicit or arrange for the solicitation of orders to buy the shares in anticipation of or in connection with such transaction, the terms of the proxy agreement would cease as to the shares so sold.

Certain Relationships and Related Transactions

     Ronald C. Touchard and Henning Danilo Morales were instrumental in the organization of the Subsidiary and may therefore be deemed to be promoters or founders of the Subsidiary. Set forth below is certain information in connection with the shares issued to these and other persons.

     On December 19, 2001, Ronald C. Touchard, the Subsidiary's president, a director, and a 5% shareholder, transferred all of his rights and interest in a marketing agreement with NuWays Inc. to the Subsidiary for 500,000 shares. The marketing agreement with NuWays was subsequently terminated.

     On December 19, 2001, the Subsidiary issued 450,000 shares to Mr. Touchard for pre-incorporation services in connection with forming the Subsidiary and developing network compensation plan. The Subsidiary also issued 200,000 shares to Henning Danilo Morales, the Subsidiary executive vice-president, a director, and a 5% shareholder, for pre-incorporation services in connection with the development of the Subsidiary's business plan.

     On December 19, 2001, in connection with the formation, the Subsidiary issued 50,000 each to Mr. Touchard and Mr. Morales for becoming directors of the Subsidiary.

     On or about January 2, 2002, the Subsidiary issued shares to the following persons, who are officers, directors, and/or 5% shareholders, as signing bonuses for either employment or consulting agreements:

     Name                      Number of Shares
     ----                      ----------------
     Ronald C. Touchard           1,000,000
     Henning Danilo Morales         750,000
     Michael Wiedder                500,000
     Dr. Michael Brown              250,000

     Pursuant to the terms of the employment agreement with Mr. Touchard, he will be permitted to retain two of his distributorships involving other products. Management does not believe that such involvement by Mr. Touchard would create any conflict of interest in fulfilling his duties as an officer, director, and employee of the Subsidiary.

     In April 2002 the Subsidiary issued 250,000 shares to Allen Kimble for accepting appointment as an officer and issued an additional 250,000 shares to Mr. Kimble upon completion of the closing of the Exchange Agreement.

     In September 2002 the Subsidiary issued 330,000 shares to G. Richard Burnett for accepting appointment as an officer and reserved 400,000 shares for future issuance subject to certain incentive arrangements.

     Robert Hagopian, a 5% shareholder, is believed to also control First Reserve Corporation and Pacific Prime Asset Management, Inc., also 5% shareholders. Each of these entities has entered into various agreements with the Subsidiary, and loaned funds to the Subsidiary, as described herein. In addition, the Subsidiary has agreed to distribute 1% of its gross revenues to First Reserve. In March 2002 the Subsidiary entered into a Consultant's Compensation Agreement dated March 15, 2002, with First Reserve Corporation in which the Subsidiary agreed to pay to the consultant a fee equal to 1% of the total world-wide gross sales by the Subsidiary. This obligation continues until the consultant terminates the agreement, which may never occur.

Post-Closing Covenants
----------------------

     Corporate and Stock Restrictions. As a result of the closing of the agreement with the Parent Company, the Subsidiary has agreed that for a period of 12 months from the closing, the Parent Company shall not
(i) reverse split the outstanding stock, unless a reverse split would be reasonably required to meet the inclusion or maintenance requirements of NASDAQ or any exchange upon which the stock of the Parent Company is or could be traded, provided that shareholders of the Parent Company holding not less than 80% of the voting power of the Parent Company can void this restriction and otherwise permit a reverse stock split; (ii) sell all or substantially all of the assets of the Parent Company without the approval of shareholders holding not less than 80% of the voting power of the Parent Company; and (iii) issue shares of the Parent Company for cash at less than $1.00 per share, except for obligations existing at the closing to issue shares in connection with the exercise of outstanding options or warrants of the Subsidiary assumed by the Parent Company, and except for up to 1,000,000 shares which may be sold at $0.50 per share, provided that this restriction may also be voided any time following 90 days from closing if the average closing sale price of the common stock of the Parent Company for the 20 days prior to any proposed issuance is less than $1.50.

     Lockup Agreements. For a period of up to three years from closing, a shareholder of the Parent Company owning 350,000 shares at closing agreed that he would not sell in excess of 25.0% of the average daily reported volume of the common stock during the five trading days prior to such sale. In addition, for a period of up to three years from closing, shareholders of the Parent Company owning an aggregate of 2,071,170 at closing, each agreed that through the date 90 days following the closing, each party would not sell any shares in the public market. Thereafter, the number of shares which could be sold by any of these parties, together with any of such person's shares publicly sold during the preceding 90 days, cannot exceed the person's proportionate share of 200,000 shares as determined by the stockholder's original proportionate share of 2,071,170 shares; provided that no shares can be sold by the party in excess of 12.5% of the average daily reported trading volume during the five trading days prior to such sale, and further provided that no shares can be sold for less than $1.50 per share. Notwithstanding these selling restrictions, if after November 1, 2003, any shareholder who, as a former shareholder of the Subsidiary received shares through the Exchange Agreement, resells such shares in the public market under Rule 144 at less than $1.50 per share, the party may thereafter sell the shares at less than $1.50.

Adoption of New Stock Option/Stock Issuance Plan
------------------------------------------------

     On January 6, 2003, the Board of Directors of the Parent Company adopted the Stock Option/Stock Issuance Plan. The shareholders have not yet approved the plan. The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in the Parent Company and as an incentive to remain in the service of the Parent Company or the Subsidiary. There are 1,500,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. None of the shares or options available under the plan has been granted. During the first 18 months following the adoption of the plan, management has agreed not to increase the number of shares available for grant under the plan, except upon approval of shareholders owning 80% of the outstanding stock of the Parent Company.

     Options may be granted, or shares issued, to consultants or advisors who are natural persons and who provide bona fide services to the Parent Company or one of its subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Subsidiary's securities.

     The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until December 31, 2010, whichever is earlier. The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of the Parent Company's assets.

     At the discretion of the plan administrator, the consideration provided for the issuance of shares of common stock under the Stock
Issuance Plan will be satisfied in one or more of the following ways, or combinations thereof: (a) in cash or check payable to us; (b) issuing of a full-recourse promissory note; (c) payroll deductions in installments;
(d) past services rendered to the Parent Company or one of its subsidiaries; or (e) the agreement of a participant to accept employment and the undertaking and performance of services with or to the Parent Company or one of its subsidiaries.

     If employment with or service terminates for whatever cause at a time when the participant holds unvested shares issued under the stock issuance plan, those shares will be immediately surrendered to the Parent Company and cancelled. In the event the participant paid for the shares surrendered in cash or cash equivalent, the amount of that consideration will be repaid. In the event that the participant furnished a promissory note in payment of shares surrendered, the remaining balance of that note attributable to the surrendered shares will be cancelled. In the sole discretion of the plan administrator, the surrender and cancellation of any unvested shares issued under the stock issuance plan may be waived at anytime by the plan administrator subject to such terms and conditions or on no terms and conditions as the plan administrator may determine.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
EXHIBITS

     (a) The financial statements of eWorldMedia required by this item are attached to this report.

     (b) The pro forma financial information required by this item is attached to this report.

     (c) The following exhibits are attached hereto and furnished with this report in accordance with the provisions of Item 601 of Regulation S-B:

     Exhibit
     No.         Description of Exhibit
     -------     ----------------------
     4.1         Lockup Provisions for Non-Registerable Shares, with schedule
     4.2         Lockup Provisions for Registerable Shares, with schedule
     4.3         Lockup Agreement effective January 6, 2003, with Nathan
                 Drage
     4.4         Lockup Agreement effective January 6, 2003, with Mountain
                 Holding, Inc.
     4.5         Lockup Agreement effective January 6, 2003, with Global
                 Funding Group, Inc.
     4.6         Lockup Agreement effective January 6, 2003, with Portsmith
                 Partners of Nevada, Inc.
     10.2        Employment Agreement and Indemnification Agreement with
                 Ronald C. Touchard
     10.3        Employment Agreement, Amendment No. 1, and Indemnification
                 Agreement with Henning D. Morales
     10.4        Employment Agreement with Allen N. Kimble
     10.5        Employment Agreement and Addendum with G. Richard Burnett
     10.6 & 4.7  Form of Irrevocable Proxy
     10.7        Office Lease Agreement, Personal Guaranty and Addendums for
                 Newport Beach office space
     10.8        Agreement Regarding Loan and Issuance of Shares dated
                 February 14, 2002, between eWorldMedia, Inc. and First
                 Reserve Corporation, the original promissory note dated
                 February 25, 2002, the current promissory note issued by eWorldMedia, Inc. dated January 6, 2003, for $78,783.55, and the personal guarantees of Mr. Touchard and Mr. Morales dated February 25, 2002
     10.9 & 4.8  Stock Option Agreement as of April 10, 2002, and Addendum
                 dated October 17, 2002, between eWorldMedia, Inc. and First Reserve Corporation
     10.10       Consultant's Compensation Agreement dated March 15, 2002,
                 between eWorldMedia, Inc. and First Reserve Corporation
     10.11       License and Services Agreement with CaptureQuest, Inc. dated
                 April 19, 2002, without exhibits

     10.12       Stock Option/Stock Issuance Plan of the Parent adopted
                 January 6, 2003
     99.1 Written Statement of Chief Executive Officer with respect to compliance with Section 13(a) of the Securities Exchange Act of 1934.
     99.2 Written Statement of Chief Financial Officer with respect to compliance with Section 13(a) of the Securities Exchange Act of 1934.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   eWorldMedia Holdings, Inc.


Date:  January 21, 2003            By /s/ Ronald C.  Touchard
                                      Ronald C. Touchard, President


Date:  January 21, 2003            By /s/ Allen N.  Kimble
                                      Allen N. Kimble, CFO

                       INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of
eWorldMedia, Inc.
620 Newport Center Drive, 11th Floor
Newport Beach, California 92660

We have audited the accompanying balance sheet of eWorldMedia, Inc. (a Nevada Corporation) as of August 31, 2002 and December 31, 2001, and the related statements of income, retained earnings, and cash flows for the period from inception December 7, 2001 to August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of eWorldMedia, Inc., as of August 31, 2002 and December 31, 2001, and the results of its operations and its cash flows for the period from inception December 7, 2001 to August 31, 2002, in conformity with generally accepted accounting principles, in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has an accumulated deficit and a negative net worth at August 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bierwolf, Nilson & Associates

Bierwolf, Nilson & Associates
October 31, 2002
                            eWorldMedia, Inc.
                             Balance Sheets

                                                   August 31,    December 31,
                                                     2002           2001
                                                  -----------    -----------
                                 Assets

Current Assets
   Cash                                          $        334   $      6,363
   Employee Receivables                                75,542           -
   Prepaid Expenses                                       650           -
   Lease Deposits                                       3,200           -
   Sales Commission Advance                             3,000           -
                                                  -----------    -----------
     Total Current Assets                              82,726          6,363

Property & Equipment (Note 3)

   Furniture & Fixtures                                 1,850           -
   Accumulated Depreciation                              (210)          -
                                                  -----------    -----------
     Total Property & Equipment                         1,640           -

Other Assets (Note 4)

   License Rights                                      39,000           -
   Organization Costs (Note 4)                          2,085           -
   Accumulated Amortization                            (5,478)          -
                                                  -----------    -----------
     Total Other Assets                                35,607           -
                                                  -----------    -----------
     Total Assets                                $    119,973   $      6,363
                                                  ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                            eWorldMedia, Inc.
                             Balance Sheets

                                                   August 31,    December 31,
                                                     2002           2001
                                                  -----------    -----------

                  Liabilities and Stockholders' Equity

Current Liabilities
   Accounts Payable                              $    143,164   $       -
   Commissions Payable                                156,268           -
   Accrued Expenses                                   221,643           -
   Notes Payable - Related Party (Note 6)              73,000           -
                                                  -----------    -----------
     Total Current Liabilities                        594,075           -

Stockholders' Equity (Note 7)
   Common Stock Total 100,000,000 Shares
    Authorized at $.001 Par Value;
    11,647,750 Shares Issued and Outstanding           11,647           -
   Additional Paid in Capital                         563,466           -
   Accumulated Deficit During Development Stage    (1,049,215)         6,363
                                                  -----------    -----------
     Total Stockholders' Equity (Deficit)            (474,102)         6,363
                                                  -----------    -----------
     Total Liabilities and Stockholders' Equity  $    119,973   $      6,363
                                                  ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                           eWorldMedia, Inc.
                        Statements of Operations

                                              August 31,      December 31,
                                                 2002             2001
                                             ------------     ------------
Sales Revenue
   Sales (Net)                               $    580,955     $     40,737
                                              -----------      -----------
Cost of Goods Sold                                116,254             -
                                              -----------      -----------
   Gross Profit on Sales                          464,701           40,737

Selling General & Administrative Expenses
   Amortization & Depreciation                      5,688             -
   Consulting Fees                                404,077            5,000
   General & Administrative                       254,038           10,205
   Professional Fees                               86,740            5,000
   Promotional Meetings                            39,233             -
   Rent                                            32,645             -
   Salaries & Wages                               344,981             -
   Sales Commissions                              339,869           14,169
   Vacation Expense                                11,160             -
                                              -----------      -----------
     Total Expenses                             1,518,431           34,374

Other Expenses and Losses
   Interest Expense                                 1,849             -
                                              -----------      -----------
     Total Other Expenses and Losses                1,849             -
                                              -----------      -----------
Net Income (Loss) for the Period             $ (1,055,579)    $      6,363
                                              ===========      ===========

     (Loss) per Common Share                 $       (.11)    $       -
                                              ===========      ===========

     Weighted Average
     Outstanding Shares                         9,833,402             -
                                              ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                            eWorldMedia, Inc.
                   Statements of Stockholders' Equity
          From December 7, 2001 (inception) to August 31, 2002

                                                                Additional
                                       Common Stock               Paid In        Retained
                                  Shares          Amount          Capital         Deficit
                                -----------     -----------     -----------     -----------
Balance at
December 7, 2001 (inception)           -       $       -       $       -       $       -

Net Income for
Period Ended
December 31, 2001                      -               -               -              6,363
                                -----------     -----------     -----------     -----------
Balance at
December 31, 2001                      -               -               -              6,363

Shares Issued for
Services at $.02 Per Share       11,540,000          11,540         219,260            -

Shares Issued for
Services at $.05 Per Share          276,250             276          13,537            -

Shares Issued for
Cash at $.20 Per Share            1,015,000           1,015         201,985            -

Shares Issued for
Cash at $.25 Per Share               24,000              24           5,976            -

Shares Issued for
Cash at $.40 Per Share              187,500             187          74,813            -

Shares Issued for
Cash at $.50 Per Share              155,000             155          77,345            -

Cancellation of Shares           (1,550,000)         (1,550)        (29,450)           -

Net Loss for the
Period Ended August 31, 2002           -               -               -         (1,055,579)
                                -----------     -----------     -----------     -----------
Balance at
August 31, 2002                  11,647,750    $     11,647    $    563,466    $ (1,049,215)
                                ===========     ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                            eWorldMedia, Inc.
                      (A Development Stage Company)
                        Statements of Cash Flows

                                                         August 31,     December 31,
                                                           2002            2001
                                                       -------------   -------------
Cash Flows from Operating Activities
  Net (Loss)                                           $ (1,055,579)   $      6,363
  Adjustments to Reconcile Net Income to Net
   Cash Provided by Operating Activities;
    Depreciation & Amortization                               5,688            -
    Stock Issued for Services                               213,614            -
    (Increase) Decrease in Prepaid Expenses                    (650)           -
    (Increase) Decrease in Employee Receivables             (75,542)           -
    (Increase) Decrease in Lease Deposits                    (3,200)           -
    (Increase) Decrease in Sales Commission Advance          (3,000)           -
    Increase (Decrease) in Accounts Payable                 521,075            -
                                                        -----------     -----------
      Net Cash Provided by Operating Activities             (397,594)         6,363

Cash Flows from Investing Activities
  Furniture & Fixtures                                       (1,850)           -
  Acquisition of Licensing Agreement                        (39,000)           -
  Organization Costs                                         (2,085)           -
                                                        -----------     -----------
      Net Cash Provided by Investing Activities             (42,935)           -

Cash Flows from Financing Activities
  Issuance of Common Stock for Cash                         361,500            -
  Issuance of Notes Payable for Cash                         73,000            -
                                                        -----------     -----------
      Net Cash Provided by Financing Activities             434,500            -
                                                        -----------     -----------
      Increase (Decrease) Cash During Period                 (6,029)          6,363

      Cash, Beginning of Period                               6,363            -
                                                        -----------     -----------
      Cash, End of Period                              $        334    $      6,363
                                                        ===========     ===========

Supplemental Cash Flow Information
   Interest                                            $      1,849    $       -
   Income taxes                                                -               -

   The accompanying notes are an integral part of these financial statements.

                             eWorldMedia, Inc.
                       Notes to Financial Statements
                              August 31, 2002

NOTE 1 - Corporate History

eWorldMedia, Inc. (the "Company") was incorporated under the laws of Nevada on December 7, 2001 as eWorldMedia.TV,Inc. The Company later changed its name to eWorldMedia, Inc. The Company was established to market and distribute products and services for Internet advertising. The Company offers Internet-based business solutions to retail merchants and service-oriented professionals as well as individuals interested in starting a home-based business. The Company's Internet-based business solutions will include a variety of products that will allow subscribers to enhance their electronic business applications. The initial product is TV commercial-quality e-mail advertising.

NOTE 2 - Significant Accounting Policies

A.   The Company uses the accrual method of accounting.
B. Revenues and directly related expenses are recognized in the period when the goods are shipped to the customer.
C. The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents.
D. Inventories: Inventories are stated at the lower of cost, determined by the FIFO method or market.
E. Depreciation and Amortization: The cost of property and equipment is depreciated over the estimated useful lives of the related assets.
     The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets for the estimated lives of the assets. Depreciation and amortization is computed on the straight-line method.
F. Use of Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 3 - Fixed Assets

The Company capitalizes equipment and fixture purchases in excess of $500 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation.

Scheduled below are the assets, cost, depreciation expense, and accumulated depreciation at August 31, 2002 and December 31, 2001.

                                         Depreciation          Accumulated
                       Costs                Expense            Depreciation
Assets            2002       2001       2002       2001       2002       2001
------------------------------------------------------------------------------
Furniture
  & Fixtures    $ 1,850    $   -      $   210    $   -      $   210    $   -
                 ------     ------     ------     ------     ------     ------
     Total      $ 1,850    $   -      $   210    $   -      $   210    $   -
                 ======     ======     ======     ======     ======     ======
                             eWorldMedia, Inc.
                       Notes to Financial Statements
                              August 31, 2002

NOTE 4 - Amortization

The Company entered into a license and service agreement with CaptureQuest, Inc., a Utah Corporation ("CaptureQuest"). CaptureQuest develops and services software that enables users to send "rich media" through email as on-line advertisements. CaptureQuest, with the assistance of the Company, created software to be used solely by the Company. The Company's agreement with CaptureQuest grants them a perpetual non-exclusive license to use the customized software owned by CaptureQuest. The cost in obtaining the license agreement is $39,000.

The cost and associated amortization of the rights of the license and organization costs are as follows;

                             License       Amortization     Accumulated
                              Cost         Expense 2002     Amortization
     -------------------------------------------------------------------
     License Agreement    $    39,000      $     5,200      $     5,200
     Organization Costs         2,085              278              278
                           ----------       ----------       ----------
          Total           $    41,085      $     5,478      $     5,478
                           ==========       ==========       ==========

NOTE 5 - Operating Leases

On January 14, 2002, the Company signed a lease agreement for an executive office suite in a multi-tenant building for use as its principal office. The Company pays a minimum of $2,440 per month for the office space. The lease expires on December 31, 2002. The office is located at 620 Newport Center Drive, 11th Floor, Newport Beach, California 92660. The space the Company is leasing is sufficiently large enough to accommodate all of its administrative needs. If the Company expands or its staffing needs increase, the Company will need to obtain a larger office facility.

Total Lease Commitments as of December 31, 2001
                                 Year          Amount
                               --------       --------
                                 2002         $ 29,280
                                 2003             -
                                 2004             -
                                 2005             -
                                 2006             -
                              Thereafter          -
                                               -------
                              Total           $ 29,280
                                               =======
                             eWorldMedia, Inc.
                       Notes to Financial Statements
                              August 31, 2002

NOTE 5 - Operating Leases (continued)

The Company executed a lease agreement to lease a residential apartment on April 8, 2002. The three bedroom apartment serves as a part time residence for the Company's Executive Vice President and any other guests or visitors the Company may have in town. The lease payment is $2,685 per month. The Company is responsible for utilities and housekeeping. The lease expires on March 31, 2003. The apartment is located in Newport bluffs private community, 4031 Rivoli, Newport Beach, California 92660.

     Total Lease Commitments as of December 31, 2001
                                 Year          Amount
                               --------       --------
                                 2002         $ 24,165
                                 2003            8,055
                                 2004             -
                                 2005             -
                                 2006             -
                              Thereafter          -
                                               -------
                              Total           $ 32,220
                                               =======

For the period ended August 31, 2002 the rent expense entering into the determination of net loss follows:

     Minimum rent on operating leases:         Amount
                                              --------
     Office Suite                            $  12,084
     Apartment                                  20,561
                                              --------
     Total rent expense during the period    $  32,645
                                              ========
                             eWorldMedia, Inc.
                       Notes to Financial Statements
                              August 31, 2002

NOTE 6 - Notes Payable - Related Party

During the period ended August 31, 2002, the Company issued two promissory notes to a shareholder of the Company totaling $73,000. The notes bear interest at a rate of 8.5% per annum and are due and payable on October 15, 2002.

                                                          August 31,   December 31,
The Company has the following notes payable obligations:     2002          2001
                                                          ----------   ------------
Notes payable to Shareholder due on October 15, 2002,
     plus accrued interest at a rate of 8.5% per annum,
     personally secured by two officers of the Company.    $ 73,000      $   -
                                                            -------       -------
          Totals                                           $ 73,000      $   -
          Less Current Maturities                            73,000          -
                                                            -------       -------
          Total Long-Term Notes Payable                    $   -         $   -
                                                            =======       =======

     Following are maturities of long-term debt for each of the next five years:

                                 Year          Amount
                               --------       --------
                                 2002         $ 73,000
                                 2003             -
                                 2004             -
                                 2005             -
                                 2006             -
                              Thereafter          -
                                               -------
                              Total           $ 73,000
                                               =======

NOTE 7 - Stockholders' Equity

During the period ended August 31, 2002, the Company issued 1,381,500 shares of stock for cash at various prices between $.20 and $.50 per share. Accordingly $360,119 was charged to additional paid-in capital, representing the excess of cash received over the par value of the stock.

During 2002, the Company issued 11,540,000 shares of common stock in exchange for consulting services rendered. The cost of the services has been charged to operations, and capital stock has been increased by $11,540. Due to nonperformance of certain shareholders, 3,400,000 shares were canceled which resulted in a decrease of $3,400 to common stock and $164,600 to accumulated paid in capital.

                             eWorldMedia, Inc.
                       Notes to Financial Statements
                              August 31, 2002

NOTE 8 - Stock Based Incentives

Stock Options

The Company created a 2001 Stock Option/Stock Issuance Plan (the "Plan").
The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assisting in the further success of the Company. The Plan is divided into two programs. The Option Grant Program allows eligible persons options to purchase common shares. The Stock Issuance Program was created to issue shares as a bonus for services or as an incentive to perform services for the Company. The maximum number of shares of common stock which may be issued over the term of the Plan shall not exceed 3,000,000 shares. The
Plan shall terminate upon the earliest of (i) December 31, 2010, (ii) the date on which all shares available for issuance under the Plan shall have been issued, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. As of the date of this report, the Company had issued and outstanding 700,000 shares which it granted under the Stock Issuance Plan and the shares are included in the total common shares outstanding. Of these shares, 300,000 did not vest and the Company is in the process of canceling these shares. In addition, 300,000 were unvested.

NOTE 9 - Stock Option Agreement

On April 10, 2002, the Company entered into an Agreement with a California corporation wherein the Company granted options to purchase 1,000,000 shares of common stock at a par value of $.001 par value at an exercise price of $.20 per share. The options are outside of the 2001 Stock Option/ Stock Issuance Plan referred to above and should become exercisable as to the shares at any time beginning on the date of grant and ending the earlier of
(a) February 21, 2004 (b) up to thirty days (30) days after the time of the completion of the sale of the 1,000,000 shares at $.50 or (c) up to thirty days after notice of transaction, the effect of which would be to make the shares readily tradable in a public market. The fair value of the options under this agreement was established at the date of grant using the "Black-Scholes" pricing model.
                                                2002 Stock Options
	                                         Outside of Plan
                                              ----------------------
                                                            Weighted
                                                            Average
                                               Number       Exercise
                                              of Shares      Price
                                              ---------     --------
     Outstanding at beginning of year              -        $   -
     Granted                                  1,000,000         .20
     Exercised
     Canceled
                                              ---------      ------
          Outstanding at August 31, 2002      1,000,000     $   .20
                                              =========      ======
          Exercisable at August 31, 2002      1,000,000     $   .20
                                              =========      ======

The results of pricing the options using "Black-Scholes" pricing model resulted in an immaterial value of the options at the date of grant. Therefore, there was no expense recorded with the grant of the options.

                             eWorldMedia, Inc.
                       Notes to Financial Statements
                              August 31, 2002

NOTE 9 - Stock Option Agreement (continued)

The fair value of the option grant was established at the date of grant using the "Black-Sholes" pricing model option with the following weighted average assumptions;
                                                         2002
                                                        ------
     Risk-free interest rate                             3.0%
     Dividend yield                                        0%
     Volatility                                           75%
     Average expected term (years to exercise date)      1/12


Stock options outstanding and exercisable outside of the plan as of August 31, 2002 is:

                       2002 Stock Options Outside of Plan
                       ----------------------------------
                                          Weighted
                            Weighted      Average                    Weighted
   Range                    Average      Remaining                   Average
of Exercise               of Exercise   Contractual                of Exercise
   Price       Options       Price      Life (years)    Options       Price
-----------   ---------   -----------   ------------   ---------   -----------
  $   .20     1,000,000     $   .20         2.5        1,000,000     $   .20

NOTE 10 - Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from timing differences between income for financial reporting and income tax purposes.

The Company has adopted SFAS 109 to account for income taxes.

The components of the income tax provisions for the year ended December 31, 2001 are as follows.

     Current                                  $    954
     Deferred                                     -
                                               -------
          Total Tax                           $    954
                                               =======
     Current Taxes                                (954)
     Taxes Deposited with Taxing Entities         -
                                               -------
          Tax (Payable) or Receivable         $   (954)
                                               =======

The components of the net deferred tax assets or liabilities are as follows.

     Deferred Tax (Asset) Liabilities         $   -
     Valuation Allowance                          -
                                               -------
     Net Tax Asset or (Liabilities)
       at Prevailing Tax Rates                $   -
                                               =======
                             eWorldMedia, Inc.
                       Notes to Financial Statements
                              August 31, 2002

NOTE 10 - Income Taxes (continued)

There were no temporary differences between tax basis of assets and liabilities, and their financial statement amounts at December 31, 2001.

As of December 31, 2001, the Company has no net operating losses to carryforward.

NOTE 11 - Going Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company does not currently possess a financial institution source of financing and the Company cannot be certain that it's existing sources of cash will be adequate to meet its liquidity requirements. However, the Company is undertaking the following approach to meet its liquidity requirements.

     (a) Seek additional equity funding through private placements to raise sufficient funds to continue operations and fund it ongoing research and development activities;
     (b) Continue its vigorous effort in expanding its sales force to entice home based businesses to mass market its products; and
     (c)  License its technology and proprietary rights to foreign countries.

The Company's future capital requirements will depend on factors, including
(i) the progress and effectiveness of its sales and activities and marketing approach, and (ii) the ability of the Company to maintain its existing customer base and establishing and expanding its customer base into new domestic and foreign markets.

NOTE 12 - Subsequent Events

Private Placement Funding;

Subsequent to August 31, 2002, the Company issued 244,000 shares to various investors for $112,500 cash.

Reverse Acquisition;

On October 21, 2002, eWorldMedia, Inc., (the Company or EWM) entered into a binding Letter of Intent (LOI) with Tropical Leisure Resorts, Inc., (TRLR), a fully reporting OTC bulletin board traded, public company. The LOI is relative to the proposed reverse acquisition of TRLR by EWM through the exchange of a majority of the shares of the voting capital stock of TRLR for all, or substantially all, of the issued and outstanding voting capital stock of EWM, and the change of management of TRLR to persons designated by EWM.

                             eWorldMedia, Inc.
                       Notes to Financial Statements
                              August 31, 2002

NOTE 12 - Subsequent Events (continued)

It is contemplated by the parties that TRLR would acquire all, or substantially all, of the issued and outstanding voting capital stock of EWM from the shareholders of EWM in return for which the shareholders of EWM would receive shares of TRLR which, upon issuance, would represent not less than 80% of the outstanding shares of TRLR. The shares of EWM would be exchanged on a one-for-one basis for shares of TRLR; provided that shareholders of EWM owning sufficient shares to receive at least 80% of the outstanding shares of TRLR accept the exchange offer. The issuance of the TRLR shares would be structured to comply with available exemptions from state or federal registration requirements and would be abandoned if federal or state registration were required. This exchange is intended to qualify as a tax-free reorganization under Section 351 and/or 368 of the Internal Revenue Code, and the shares of TRLR received by the EWM shareholders are expected to be received on a tax-free basis. The shares to be issued by TRLR would be "restricted securities" as defined in Rule 144 under the Securities Act. An appropriate legend would be placed on the certificates representing such shares, and stop transfer orders placed against them. Each of the shareholders of EWM would be required to provide adequate representations sufficient to qualify for applicable exemptions from registration. The specific form of the reorganization is expected to be a "stock-for-stock" reorganization; however, council for the parties would mutually determine the form of reorganization.

                       eWorldMedia, Inc.
                         Balance Sheet
                   As of September 30, 2002

ASSETS
  Current Assets
    Other Current Assets
      Deposits                                         3,200.00
      Other Receivables - Stock                       10,000.00
      Prepaid Legal Fees                                 650.00
      Sales Commission Advance                         2,461.40
                                                 --------------
    Total Other Current Assets                        16,311.40
                                                 --------------
  Total Current Assets                                16,311.40

  Fixed Assets
    Furniture & Fixtures
      Accumulated Depreciation                          (210.00)
      Furniture & Fixtures - Other                     1,850.00
                                                 --------------
    Total Furniture & Fixtures                         1,640.00
                                                 --------------
  Total Fixed Assets                                   1,640.00

  Other Assets
    Employee Advance
      C. Cardona                                       1,969.01
      H. Morales                                      18,650.96
      M. Touchard                                      3,651.69
      M. Wiedder                                      37,068.85
      R. Touchard                                     49,188.66
                                                 --------------
    Total Employee Advance                           110,529.17

    Intangible Assets
      License Agree - Capture Quest                   33,800.00
                                                 --------------
    Total Intangible Assets                           33,800.00

    Organization Costs                                 1,807.00
                                                 --------------
  Total Other Assets                                 146,136.17
                                                 --------------
TOTAL ASSETS                                         164,087.57
                                                 ==============

LIABILITIES & EQUITY
  Liabilities
    Current Liabilities
      Other Current Liabilities
        Commissions Payable                          165,030.89
        Other Accounts Payable                       112,170.33
        Payroll Payable
          A. Kimble                                   11,359.83
          K. Kirby                                    16,234.80
          M. Brown                                    36,400.62
                                                 --------------
        Total Payroll Payable                         63,995.25

        Payroll Tax Liabilities
          CA - State Taxes
            CA - ETT                                      56.00
            CA - SDI                                   2,384.82
            CA - SUI                                   1,904.00
            CA - Withholding                          22,352.93
                                                 --------------
          Total CA - State Taxes                      26,697.75

          Federal Taxes
            Federal Withholding                       64,244.00
            FICA                                      55,489.36
            FUTA                                         448.00
                                                 --------------
          Total Federal Taxes                        120,181.36

          Payroll Tax Liabilities - Other              6,949.00
                                                 --------------
        Total Payroll Tax Liabilities                153,828.11

        Refunds Payable                               24,500.00
                                                 --------------
      Total Other Current Liabilities                519,524.58
                                                 --------------
    Total Current Liabilities                        519,524.58

    Long Term Liabilities
      Loan Payable - Hagopian                         73,000.00
                                                 --------------
    Total Long Term Liabilities                       73,000.00
                                                 --------------
  Total Liabilities                                  592,524.58

  Equity
    Common Stock                                      12,665.00
    Paid In Capital                                  546,188.75
    Paid In Capital - Non Cash                       165,160.00
    Retained Earnings                                  6,363.20
    Net Income                                    (1,158,813.96)
                                                 --------------
  Total Equity                                      (428,437.01)
                                                 --------------
TOTAL LIABILITIES & EQUITY                           164,087.57
                                                 ==============
                        eWorldMedia, Inc.
                         Profit and Loss
                  January through September 2002

                                                   Jan - Sep '02
                                                   --------------
Ordinary Income/Expense
  Income
    Sales Agent Revenue
      Refunds                                          (31,119.00)
      Sales Agent Revenue - Other                      770,015.32
                                                   --------------
    Total Sales Agent Revenue                          738,896.32
                                                   --------------
  Total Income                                         738,896.32

  Cost of Goods Sold
    Commissions
      Commission - First Reserve 1%                      3,333.29
      Founders Bonus Commission                         37,444.88
      Other Special Bonus Commission                     3,215.57
      Sales Commission                                 359,445.87
                                                   --------------
    Total Commissions                                  403,439.61

    Genealogy System Hosting Fees                       39,900.00
    Internet Hosting Fees                               33,012.50
    Opt-In E-mail Database                              14,250.00
    Product Support Fees                                53,340.30
                                                   --------------
      Total COGS                                       543,942.41
                                                   --------------
    Gross Profit                                       194,953.91

      Expense
        Amortization Expense                             5,478.00
        Automobile Expense                                 757.74
        Bank Service Charges                             3,651.94
        Consulting - Non Cash Fees                     194,713.75
        Consulting - Operations                        238,255.82
        Depreciation Expense                               210.00
        Equipment Rental                                   390.95
        Finder's Fees                                   71,350.00
        Home Office Expense                             17,975.00
        Interest Expense
          Loan Interest                                  1,849.18
                                                   --------------
        Total Interest Expense                           1,849.18

        Internet - Site Design                          18,408.78
        Licenses and Permits                             1,569.00
        Miscellaneous                                        0.00
        Office Cleaning                                  1,641.00
        Office Supplies                                 34,763.93
        Payroll
          Salary & Wages                               401,834.67
                                                   --------------
        Total Payroll                                  401,834.67

        Payroll Taxes
          CA- ETT                                           56.00
          CA - SUI                                       1,904.00
          FICA                                          27,744.68
          FUTA                                             448.00
          Payroll Taxes - Other                          6,949.00
                                                   --------------
        Total Payroll Taxes                             37,101.68

        Postage and Delivery                             3,857.91
        Printing and Reproduction                          441.54
        Professional Fees
          Accounting & Audit                            10,756.14
          Legal Fees                                    95,177.49
                                                   --------------
        Total Professional Fees                        105,933.63

        Promotional Meetings                            39,232.57
        Rent                                            39,385.99
        Repairs
          Building Repairs                                 203.69
          Computer Repairs                                  64.60
          Equipment Repairs                                 79.90
                                                   --------------
        Total Repairs                                      348.19

        Telephone                                       21,436.82
        Temporary Labor                                  4,840.00
        Trade Shows                                      4,176.15
        Travel & Ent
          Entertainment                                  5,390.73
          Meals                                         16,378.33
          Travel                                        42,890.56
          Travel & Ent - Other                           3,580.01
                                                   --------------
        Total Travel & Ent                              68,239.63

        Uncategorized Expenses                               0.00
        Web TV Broadcasting                             31,099.00
        Websight Design                                  4,825.00
                                                   --------------
      Total Expense                                  1,353,767.87
                                                   --------------
  Net Ordinary Income                               (1,158,813.96)
                                                   --------------
Net Income                                          (1,158,813.96)
                                                   ==============
                               eWorldMedia, Inc.
                            Statement of Cash Flows
                         January through September 2002
                                                                  Jan - Sep '02
                                                                 ---------------
OPERATING ACTIVITIES
  Net Income                                                     $(1,158,634.96)
  Adjustments to reconcile Net Income
  to net cash provided by operations:
    Deposits                                                          (3,200.00)
    Other Receivables - Stock Sales                                  (10,000.00)
    Prepaid Legal Fees                                                  (650.00)
    Sales Commission Advance                                          (2,461.40)
    Furniture & Fixtures:  Accumulated Depreciation                      210.00
    Employee Advance:  C. Cardona                                     (1,969.01)
    Employee Advance:  H. Morales                                    (18,650.96)
    Employee Advance:  M. Touchard                                    (3,651.69)
    Employee Advance:  M. Wiedder                                    (37,068.85)
    Employee Advance:  R. Touchard                                   (49,188.66)
    Commissions Payable                                              165,030.89
    Other Accounts Payable                                           112,170.33
    Payroll Payable:  A. Kimble                                       11,359.83
    Payroll Payable:  K. Kirby                                        16,234.80
    Payroll Payable:  M. Brown                                        36,400.62
    Payroll Tax Liabilities                                            6,949.00
    Payroll Tax Liabilities:  CA - State Taxes:  CA - ETT                 56.00
    Payroll Tax Liabilities:  CA - State Taxes:  CA - SDI              2,384.82
    Payroll Tax Liabilities:  CA - State Taxes:  CA - SUI              1,904.00
    Payroll Tax Liabilities:  CA - State Taxes:  CA - Withholding     22,352.93
    Payroll Tax Liabilities:  Federal Taxes:  Federal Withholding     64,244.00
    Payroll Tax Liabilities:  Federal Taxes:  FICA                    55,489.36
    Payroll Tax Liabilities:  Federal Taxes:  FUTA                       448.00
    Refunds Payable                                                   24,500.00
    Paid In Capital - Non Cash                                       164,990.00
                                                                  -------------
Net cash provided by Operating Activities                           (600,750.95)

INVESTING ACTIVITIES
  Furniture & Fixtures                                                (1,850.00)
  Intangible Assets:  License Agree - Capture Quest                  (33,800.00)
  Organization Costs                                                  (1,807.00)
                                                                  -------------
Net cash provided by Investing Activities                            (37,457.00)

FINANCING ACTIVITIES
  Loan Payable - Hagopian                                             73,000.00
  Common Stock                                                        12,656.00
  Paid In Capital                                                    546,188.75
                                                                  -------------
Net cash provided by Financing Activities                            631,844.75
                                                                  -------------
Net cash increase for period                                          (6,363.20)

Cash at beginning of period                                            6,363.20
                                                                  -------------
Cash at end of period                                                      0.00
                                                                  =============
                        eWorldMedia Holdings, Inc.
                  Formerly Tropical Leisure Resorts, Inc.
                    Proforma Consolidated Balance Sheet


                                                         September 30,
                                                             2002
                                                         -------------
                                 Assets
Current Assets

   Deposits                                              $      3,200
   Receivables                                                 12,461
   Prepaid Expenses                                               650
                                                          -----------
     Total Current Assets                                      16,311

Fixed Assets

   Furniture & Fixtures (Net)                                   1,640
                                                          -----------
     Total Fixed Assets                                         1,640

Other Assets

   Employee Advances                                          110,529
   License Agreements (Net)                                    33,800
   Organization Costs (Net)                                     1,807
                                                          -----------
     Total Other Assets                                       146,136
                                                          -----------
     Total Assets                                        $    164,087
                                                          ===========

                                Continued
                        eWorldMedia Holdings, Inc.
                  Formerly Tropical Leisure Resorts, Inc.
                    Proforma Consolidated Balance Sheet


                  Liabilities and Stockholders' Equity
                                                         September 30,
                                                             2002
                                                         -------------
Current Liabilities

   Accounts Payable                                      $    112,170
   Commissions Payable                                        165,031
   Payroll & Payroll Taxes                                    217,823
   Refunds Payable                                             24,500
   Loan Payable - Related Party                                73,000
                                                          -----------
       Total Current Liabilities                              592,524
                                                          -----------
Stockholders' Equity

   Common Stock, $.001 Par Value;
    100,000,000 Shares Authorized,
    15,406,000 Shares Issued and Outstanding                   15,406
   Additional Paid-in-Capital                                 708,428
   Retained (Deficit)                                      (1,152,271)
                                                          -----------
     Total Stockholders' Equity                              (428,437)
                                                          -----------
       Total Liabilities and Stockholders' Equity        $    164,087
                                                          ===========

The accompanying notes are an integral part of these financial statements.

                        eWorldMedia Holdings, Inc.
                  Formerly Tropical Leisure Resorts, Inc.
               Proforma Consolidated Statement of Operations


                                                         September 30,
                                                            2002

Revenue                                                  $    738,896

Cost of Goods Sold                                            140,503
                                                          -----------
     Gross Profit                                             598,393

Selling, General & Administrative Expenses

   Amortization & Depreciation                                  5,688
   Consulting                                                 432,790
   Professional Fees                                          105,933
   Promotional Meetings                                        39,233
   Rent                                                        39,386
   Salaries & Wages                                           401,835
   Sales Commissions                                          403,440
   General & Administrative                                   328,260
                                                          -----------
     Total Expenses                                         1,756,565
                                                          -----------
     Income (Loss) from Operations                         (1,158,172)

Other Income (Expenses)

   Interest Expense                                            (2,353)
                                                          -----------
     Total Other Income (Expenses)                             (2,353)
                                                          -----------
     Net Income (Loss)                                   $ (1,160,707)
                                                          ===========

     Income (Loss) Per Share                             $      (0.08)

     Weighted Average Shares Outstanding                   15,406,000


The accompanying notes are an integral part of these financial statements.

                        eWorldMedia Holdings, Inc.
                  Formerly Tropical Leisure Resorts, Inc.
          Notes to the Proforma Consolidated Financial Statements
                            September 30, 2002

NOTE 1 - Organization

The Company was incorporated as Sanson Institute of Heraldry, Inc., under the laws of the Commonwealth of Massachussetts on February 21, 1966, for the purpose of engaging in any lawful business activity. On April 25, 1975, the Company changed its name to Cardinal Industries, Inc. During the year 2000, the Company changed it's name to Tropical Leisure Resorts, Inc. There have been no operations since 1991. In 2000, the Company created and later merged with a Nevada subsidiary.

eWorldMedia, Inc. (the "Company") was incorporated under the laws of Nevada on December 7, 2001 as eWorldMedia.TV,Inc. The Company later changed its name to eWorldMedia, Inc. The Company was established to market and distribute products and services for Internet advertising. The Company offers Internet-based business solutions to retail merchants and service-oriented professionals as well as individuals interested in starting a home-based business. The Company's Internet-based business solutions will include a variety of products that will allow subscribers to enhance their electronic business applications. The initial product is TV commercial-quality e-mail advertising.

NOTE 2 - Significant Accounting Policies

A.   The Company uses the accrual method of accounting.
B. Revenues and directly related expenses are recognized in the period when the goods are shipped to the customer.
C. The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents.
D. Basic Earnings Per Shares are computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted Earnings Per Share shall be computed by including contingently issuable shares with the weighted average shares outstanding during the period. When inclusion of the contingently issuable shares would have an antidilutive effect upon earnings per share no diluted earnings per share shall be presented.
E. Depreciation: The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the length of the lease of the related assets for the estimated lives of the assets. Depreciation and amortization is computed on the straight line method.
F. Use of Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                        eWorldMedia Holdings, Inc.
                  Formerly Tropical Leisure Resorts, Inc.
          Notes to the Proforma Consolidated Financial Statements
                            September 30, 2002

NOTE 3 - Fixed Assets

The Company capitalizes equipment and fixture purchases in excess of $500 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight-line method of depreciation.

Scheduled below are the assets, cost, depreciation expense, and accumulated depreciation at September 30, 2002 and December 31, 2001.

                                         Depreciation          Accumulated
                       Costs                Expense            Depreciation
Assets            2002       2001       2002       2001       2002       2001
------------------------------------------------------------------------------
Furniture
  & Fixtures    $ 1,850    $   -      $   210    $   -      $   210    $   -
                 ------     ------     ------     ------     ------     ------
     Total      $ 1,850    $   -      $   210    $   -      $   210    $   -
                 ======     ======     ======     ======     ======     ======

NOTE 4 - Amortization

The Company entered into a license and service agreement with CaptureQuest, Inc., a Utah Corporation ("CaptureQuest"). CaptureQuest develops and services software that enables users to send "rich media" through email as on-line advertisements. CaptureQuest, with the assistance of the Company, created software to be used solely by the Company. The Company's agreement with CaptureQuest grants them a perpetual non-exclusive license to use the customized software owned by CaptureQuest. The cost in obtaining the license agreement is $39,000.

The cost and associated amortization of the rights of the license and organization costs are as follows;

                             License       Amortization     Accumulated
                              Cost         Expense 2002     Amortization
     -------------------------------------------------------------------
     License Agreement    $    39,000      $     5,200      $     5,200
     Organization Costs         2,085              278              278
                           ----------       ----------       ----------
          Total           $    41,085      $     5,478      $     5,478
                           ==========       ==========       ==========

NOTE 5 - Operating Leases

On January 14, 2002, the Company signed a lease agreement for an executive office suite in a multi-tenant building for use as its principal office. The Company pays a minimum of $2,440 per month for the office space. The lease expires on December 31, 2002. The office is located at 620 Newport Center Drive, 11th Floor, Newport Beach, California 92660. The space the Company is leasing is sufficiently large enough to accommodate all of its administrative needs. If the Company expands or its staffing needs increase, the Company will need to obtain a larger office facility.

                       eWorldMedia Holdings, Inc.
                 Formerly Tropical Leisure Resorts, Inc.
         Notes to the Proforma Consolidated Financial Statements
                           September 30, 2002

NOTE 5 - Operating Leases (continued)

Total Lease Commitments as of December 31, 2001
                                 Year          Amount
                               --------       --------
                                 2002         $ 29,280
                                 2003             -
                                 2004             -
                                 2005             -
                                 2006             -
                              Thereafter          -
                                               -------
                              Total           $ 29,280
                                               =======

The Company executed a lease agreement to lease a residential apartment on April 8, 2002. The three bedroom apartment serves as a part time residence for the Company's Executive Vice President and any other guests or visitors the Company may have in town. The lease payment is $2,685 per month. The Company is responsible for utilities and housekeeping. The lease expires on March 31, 2003. The apartment is located in Newport bluffs private community, 4031 Rivoli, Newport Beach, California 92660.

Total Lease Commitments as of December 31, 2001
                                 Year          Amount
                               --------       --------
                                 2002         $ 24,165
                                 2003            8,055
                                 2004             -
                                 2005             -
                                 2006             -
                              Thereafter          -
                                               -------
                              Total           $ 32,220
                                               =======

For the period ended September 30, 2002 the rent expense entering into the determination of net loss follows:

     Minimum rent on operating leases:         Amount
                                              --------
     Office Suite                            $  12,084
     Apartment                                  20,561
                                              --------
     Total rent expense during the period    $  32,645
                                              ========
                       eWorldMedia Holdings, Inc.
                 Formerly Tropical Leisure Resorts, Inc.
         Notes to the Proforma Consolidated Financial Statements
                           September 30, 2002

NOTE 6 - Notes Payable - Related Party

During the period ended September 30, 2002, the Company issued two promissory notes to a shareholder of the Company totaling $73,000. The notes bear interest at a rate of 8.5% per annum and are due and payable on October 15, 2002.

                                                          August 31,   December 31,
The Company has the following notes payable obligations:     2002          2001
                                                          ----------   ------------
Notes payable to Shareholder due on October 15, 2002,
     plus accrued interest at a rate of 8.5% per annum,
     personally secured by two officers of the Company.    $ 73,000      $   -
                                                            -------       -------
          Totals                                           $ 73,000      $   -
          Less Current Maturities                            73,000          -
                                                            -------       -------
          Total Long-Term Notes Payable                    $   -         $   -
                                                            =======       =======

     Following are maturities of long-term debt for each of the next five years:

                                 Year          Amount
                               --------       --------
                                 2002         $ 73,000
                                 2003             -
                                 2004             -
                                 2005             -
                                 2006             -
                              Thereafter          -
                                               -------
                              Total           $ 73,000
                                               =======

NOTE 7 - Stock Based Incentives

Stock Options

The Company created a 2001 Stock Option/Stock Issuance Plan (the "Plan"). The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers and employees capable of assisting in the further success of the Company. The Plan is divided into two programs. The Option Grant Program allows eligible persons options to purchase common shares. The Stock Issuance Program was created to issue shares as a bonus for services or as an incentive to perform services for the Company. The maximum number of shares of common stock which may be issued over the term of the Plan shall not exceed 3,000,000 shares. The Plan shall terminate upon the earliest of (i) December 31, 2010, (ii) the date on which all shares available for issuance under the Plan shall have been issued, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. As of the date of this report, the Company had issued and outstanding 700,000 shares which it granted under the Stock Issuance Plan and the shares are included in the total common shares outstanding. Of these shares, 300,000 did not vest and the Company is in the process of canceling these shares. In addition, 300,000 shares were unvested.

                       eWorldMedia Holdings, Inc.
                 Formerly Tropical Leisure Resorts, Inc.
         Notes to the Proforma Consolidated Financial Statements
                           September 30, 2002

NOTE 8 - Income Taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from timing differences between income for financial reporting and income tax purposes.

The Company has adopted SFAS 109 to account for income taxes.

The components of the income tax provisions for the year ended December 31, 2001 are as follows;

     Current                                  $    954
     Deferred                                     -
                                               -------
          Total Tax                           $    954
                                               =======
     Current Taxes                                (954)
     Taxes Deposited with Taxing Entities         -
                                               -------
          Tax (Payable) or Receivable         $   (954)
                                               =======

The components of the net deferred tax assets or liabilities are as follows.

     Deferred Tax (Asset) Liabilities         $   -
     Valuation Allowance                          -
                                               -------
     Net Tax Asset or (Liabilities)
       at Prevailing Tax Rates                $   -
                                               =======

NOTE 9 - Stock Option Agreement

On April 10, 2002, the Company entered into an Agreement with a California corporation wherein the Company granted options to purchase 1,000,000 shares of common stock at a par value of $.001 par value at an exercise price of $.20 per share. The options are outside of the 2001 Stock Option/ Stock Issuance Plan referred to above and should become exercisable as to the shares at any time beginning on the date of grant and ending the earlier of
(a) February 21, 2004 (b) up to thirty days (30) days after the time of the completion of the sale of the 1,000,000 shares at $.50 or (c) up to thirty days after notice of transaction, the effect of which would be to make the shares readily tradable in a public market. The fair value of the options under this agreement was established at the date of grant using the "Black-Scholes" pricing model.

                       eWorldMedia Holdings, Inc.
                 Formerly Tropical Leisure Resorts, Inc.
         Notes to the Proforma Consolidated Financial Statements
                           September 30, 2002

NOTE 9 - Stock Option Agreement (continued)

                                                2002 Stock Options
                                                 Outside of Plan
                                              ----------------------
                                                            Weighted
                                                            Average
                                               Number       Exercise
                                              of Shares      Price
                                              ---------     --------
     Outstanding at beginning of year              -        $   -
     Granted                                  1,000,000         .20
     Exercised                                   30,000         .20
     Canceled                                      -            -
                                              ---------      ------
          Outstanding at August 31, 2002      1,000,000     $   .20
                                              =========      ======
          Exercisable at August 31, 2002        970,000     $   .20
                                              =========      ======

The results of pricing the options using "Black-Scholes" pricing model resulted in an immaterial value of the options at the date of grant. Therefore, there was no expense recorded with the grant of the options.

The fair value of the option grant was established at the date of grant using the "Black-Sholes" pricing model option with the following weighted average assumptions;

                                                         2002
                                                        ------
     Risk-free interest rate                             3.0%
     Dividend yield                                        0%
     Volatility                                           75%
     Average expected term (years to exercise date)      1/12

Stock options outstanding and exercisable outside of the plan as of September 30, 2002 is:

                      2002 Stock Options Outside of Plan
                      ----------------------------------

                                          Weighted
                            Weighted      Average                    Weighted
   Range                    Average      Remaining                   Average
of Exercise               of Exercise   Contractual                of Exercise
   Price       Options       Price      Life (years)    Options       Price
-----------   ---------   -----------   ------------   ---------   -----------
  $   .20     1,000,000     $   .20         2.5        1,000,000     $   .20

On September 13, 2002, the Grantee exercised 30,000 options at $.20 per share. Accordingly, $5,970 has been charged to additional paid-in capital.

                       eWorldMedia Holdings, Inc.
                 Formerly Tropical Leisure Resorts, Inc.
         Notes to the Proforma Consolidated Financial Statements
                           September 30, 2002

NOTE 10 - Going Concern

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company does not currently possess a financial institution source of financing and the Company cannot be certain that it's existing sources of cash will be adequate to meet its liquidity requirements. However, the Company is undertaking the following approach to meet its liquidity requirements.

     (a) Seek additional equity funding through private placements to raise sufficient funds to continue operations and fund it ongoing research and development activities;
     (b) Continue its vigorous effort in expanding its sales force to entice home based businesses to mass market its products; and
     (c)  License its technology and proprietary rights to foreign countries.

The Company's future capital requirements will depend on factors, including
(i) the progress and effectiveness of its sales and activities and marketing approach, and (ii) the ability of the Company to maintain its existing customer base and establishing and expanding its customer base into new domestic and foreign markets.

                        Supplementary Schedules


                       eWorldMedia Holdings, Inc.
                 Formerly Tropical Leisure Resorts, Inc.
                   Proforma Consolidated Balance Sheet
                           September 30, 2002

                                                  Tropical      eWorldMedia
                                               Leisure Resorts      Inc.
                                                  09/30/02        09/30/02      Adjustments       Total
                                                ------------    ------------    ------------   ------------
                                 Assets
Current Assets
   Deposits                                     $       -       $      3,200                   $      3,200
   Receivables                                          -             12,461                         12,461
   Prepaid Expenses                                     -                650                            650
                                                 -----------     -----------                    -----------
     Total Current Assets                               -             16,311                         16,311

Fixed Assets
   Furniture & Fixtures                                 -              1,850                          1,850
   Less: Accumulated Depreciation                       -               (210)                          (210)
                                                 -----------     -----------                    -----------
     Net Fixed Assets                                   -              1,640                          1,640

Other Assets
   Employee Advances                                    -            110,529                        110,529
   License Agreements                                   -             33,800                         33,800
   Organization Costs                                   -              1,807                          1,807
                                                 -----------     -----------                    -----------
     Total Other Assets                                 -            146,136                        146,136
                                                 -----------     -----------                    -----------
     Total Assets                               $       -       $    164,087                   $    164,087
                                                 ===========     ===========                    ===========

                  Liabilities and Stockholders' Equity

Current Liabilities
   Accounts Payable                             $      8,271    $    112,170       (8,271){a}  $    112,170
   Commissions Payable                                  -            165,031                        165,031
   Payroll & Payroll Taxes                              -            217,823                        217,823
   Refunds Payable                                      -             24,500                         24,500
   Loan Payable - Related Party                         -             73,000                         73,000
   Notes Payable                                      40,867            -         (40,867){a}          -
   Interest Payable                                    2,093            -          (2,093){a}          -
                                                 -----------     -----------                    -----------
     Total Current Liabilities                        51,231         519,524                        519,524

Stockholders' Equity
   Common Stock                                          335          12,656        2,415 {a}        15,406
   Additional Paid-in-Capital                        979,165         711,178     (981,915){a}       708,428
   Retained Deficit                               (1,030,731)     (1,152,271)   1,030,731 {a}    (1,152,271)
                                                 -----------     -----------                    -----------
     Total Stockholders' Equity                      (51,231)       (428,437)                      (428,437)
                                                 -----------     -----------                    -----------
     Total Liabilities & Stockholders' Equity   $       -       $    164,087                   $    164,087
                                                 ===========     ===========                    ===========

                      eWorldMedia Holdings, Inc.
                 Formerly Tropical Leisure Resorts, Inc.
                   Proforma Consolidated Balance Sheet
                           September 30, 2002

{a} The adjustments to common stock, paid-in capital, and accumulated deficit is a result of the eWorldMedia Holdings, Inc., formerly Tropical Leisure Resorts, Inc., acquisition and offerings are as follows:

     Common Stock:
        Balance, Post 1:50 reverse stock split        $     12,991
        Elimination of Subsidiaries Stock                  (12,656)
        Issuance of Stock for Acquisition                   12,656
        Common Stock for conversion of debt                  2,427
        Cancellation of shares                                 (12)
                                                       -----------
                                                      $     15,406
                                                       ===========

     Paid in Capital:
        Balance, post 1:50 reverse stock split        $  1,690,343
        Elimination of Subsidiary paid-in capital         (711,178)
                                                           711,178
        Elimination of Parent Accumulated deficit       (1,030,731)
        Elimination of Subsidiary stock                     12,656
        Issuance of Stock for Acquisition                  (12,656)
        Common Stock for conversion of debt                 34,709
        Forgiveness of Debt                                 14,095
        Cancellation of shares                                  12
                                                       -----------
                                                      $    708,428
                                                       ===========

     Accumulated Deficit
        Balance, post 1:50 reverse Stock Split        $ (2,183,002)
        Elimination of Parent accumulated deficit        1,030,731
                                                       -----------
                                                      $ (1,152,271)
                                                       ===========
                       eWorldMedia Holdings, Inc.
                 Formerly Tropical Leisure Resorts, Inc.
              Proforma Consolidated Statement of Operations
                           September 30, 2002

                                       Tropical
                                       Leisure       eWorldMedia
                                       Resorts           Inc.       Adjustments      Total
                                     ------------    ------------   -----------   ------------
Revenue                              $       -       $    738,896                 $    738,896

Cost of Goods Sold                           -            140,503                      140,503
                                      -----------     -----------                  -----------
     Gross Profit                            -            598,393                      598,393

Selling, General &
Administrative Expenses

   Amortization & Depreciation               -              5,688                        5,688
   Consulting                                -            432,790                      432,790
   Professional Fees                         -            105,933                      105,933
   Promotional Meetings                      -             39,233                       39,233
   Rent                                      -             39,386                       39,386
   Salaries and Wages                        -            401,835                      401,835
   Sales Commissions                         -            403,440                      403,440
   General and Administrative               1,387         326,873                      328,260
                                      -----------     -----------                  -----------
     Total Expenses                         1,387       1,755,178                    1,756,565

    Income (Loss) from Operations          (1,387)     (1,156,785)                  (1,158,172)

Other Income (Expenses)

   Interest Income                           (686)         (1,849)                        -
   Interest Expense                          -               -                          (2,535)
                                      -----------     -----------                  -----------
     Total Other Income (Expenses)           (686)         (1,849)                      (2,535)
                                      -----------     -----------                  -----------
     Income (Loss) Before Taxes            (2,073)     (1,158,634)                  (1,160,707)

     Taxes                                   -               -                            -
                                      -----------     -----------                  -----------
     Net Income (Loss)               $     (2,073)   $ (1,158,634)                $ (1,160,707)
                                      ===========     ===========                  ===========

                     eWorldMedia Holdings, Inc.
             (Formerly Tropical Leisure Resorts, Inc.)
             Proforma Consolidated Financial Statements
                      Statement of Assumptions
                         September 30, 2002

1 - Basis of Presentation

The Unaudited Pro Forma Combined Balance Sheet of the Company as of September 30, 2002 and the Statement of Operations of the Company for the period ended September 30, 2002 have been prepared to illustrate the estimated effect of the combination of eWorldMedia, Inc. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of the individual companies, the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere.

2 - Acquisition

During the 2002 year, the Company entered into an exchange agreement with eWorldMedia, Inc. ("EWM") wherein one share of eWorldMedia
Holdings, Inc's common stock was exchanged for one share of EWM common stock. The total number of shares of stock exchanged as a result of this agreement was 12,656,000.

On October 30, 2002, the Company issued 2,427,189 shares of common stock in satisfaction of $37,136 in payables owed by the Company.
Accordingly, $34,709 has been charged to additional paid-in capital.

On October 30, 2002, 12,209 shares of common stock were cancelled pursuant to the exchange agreement. Also $14,095 was forgiven as a result of the agreement, as such this amount has been charged to additional paid-in capital.